EXHIBIT 10.7

                           $50,000,000

                    REVOLVING CREDIT AGREEMENT

                          by and among

                      CACI International Inc

            The Subsidiaries of CACI International Inc
               Listed on The Signature Pages Hereof

                                and

                The Banking Institutions From Time
                      To Time a Party Hereto

                               with

                        NationsBank, N.A.,
                             as Agent



                    Dated as of July 26, 1996

                       TABLE OF CONTENTS

                           ARTICLE I
                           ---------

                DEFINITIONS AND ACCOUNTING TERMS

Section 1.1     Definitions
Section 1.2     Accounting Terms
Section 1.3     Time Period Computations

                           ARTICLE II
                           ----------

                       GENERAL PROVISIONS

Section 2.1     The Revolving Loans
Section 2.2     Revolving Loan Borrowing Procedures
Section 2.3     Standby Letters of Credit
Section 2.4     Money Market Loan Subfacility
Section 2.5     Mandatory Reduction in Revolving Loan Commitment

                           ARTICLE III
                           -----------

                  INTEREST, FEES AND REPAYMENT

Section 3.1     Interest on the Revolving Loans
Section 3.2     Regulatory Changes
Section 3.3     Interest after Due Date
Section 3.4     Payment and Computations
Section 3.5     Payment at Maturity
Section 3.6     Prepayments; Certain Early Repayments
Section 3.7     Unused Portion Fee, Agent Fee and L/C Fee
Section 3.8     LIBOR Conversion
Section 3.9     Breakage, etc.

                           ARTICLE IV
                           ----------

                      CONDITIONS PRECEDENT

Section 4.1     Conditions Precedent to Effective Date
Section 4.2 Further Conditions Precedent to Loans and Standby Letters of Credit

                            ARTICLE V
                            ---------

                         REPRESENTATIONS

Section 5.1      Existence, Power and Authority
Section 5.2      Authorization; Enforceable Obligations
Section 5.3      No Legal Bar
Section 5.4      Consents
Section 5.5      Litigation
Section 5.6      No Default
Section 5.7      Financial Condition
Section 5.8      Use of Proceeds
Section 5.9      Borrower Not an Investment Company
Section 5.10     Taxes
Section 5.11     Environmental Matters
Section 5.12     Subsidiaries

                           ARTICLE VI
                           ----------

                           COVENANTS

Section 6.1     Affirmative Covenants
Section 6.2     Negative Covenants

                           ARTICLE VII
                           -----------

                        EVENTS OF DEFAULT

Section 7.1     Events of Default

                          ARTICLE VIII
                          ------------

                           THE AGENT

Section 8.1     Appointment of Agent
Section 8.2     Nature of Duties; Non-Reliance on Agent and other Banks
Section 8.3     Rights, Exculpation, Etc.
Section 8.4     Reliance; Notice of Default
Section 8.5     Indemnification
Section 8.6     The Agent Individually
Section 8.7     Successor Agent; Resignation of Agent
Section 8.8     Certain Matters Requiring the Consent of all Banks
Section 8.9     Defaulting Banks Vote Not Counted

                           ARTICLE IX
                           ----------

                          MISCELLANEOUS

Section 9.1     Amendments and Waivers; Cumulative Remedies
Section 9.2     Survival of Representations and Warranties
Section 9.3     Supervening Illegality
Section 9.4     No Reduction in Payments
Section 9.5     Stamp Taxes
Section 9.6     Notices
Section 9.7     Governing Law
Section 9.8     Successors and Assigns; Participations; Assignments
Section 9.9     Affirmative Rate of Interest Permitted by Law
Section 9.10    Costs and Expenses; Indemnification
Section 9.11    Set-Off; Suspension of Paym Performance
Section 9.12    Judicial Proceedings; Waiver of Jury Trial
Section 9.13    Limitation of Liability
Section 9.14    Further Acts and Assurances
Section 9.15    No Fiduciary Relationship
Section 9.16    Severability
Section 9.17    Counterparts
Section 9.18    Headings, Bold Type and Table of Contents

                            SCHEDULES
                            ---------

Schedule I     Bank Commitments

Schedule 5.5   Litigation

Schedule 5.6   Defaults

Schedule 5.12  Foreign Subsidiaries

                            EXHIBITS
                            --------

Exhibit A      Form of Revolving Note

Exhibit B      Form of Money Market Note

Exhibit C      Form of Pledge Agreement

Exhibit D      Form of Backlog Report

                    REVOLVING CREDIT AGREEMENT

THIS REVOLVING CREDIT AGREEMENT, dated as of July 26, 1996 (this "Agreement"), is by and among (i) CACI INTERNATIONAL INC, a Delaware corporation (the "Representative Borrower"), (ii) THE SUBSIDIARIES OF THE REPRESENTATIVE BORROWER LISTED ON THE SIGNATURE PAGES HEREOF (each such subsidiary and the Representative Borrower, together with their respective permitted successors and assigns, a "Borrower" and, collectively, the "Borrowers"), (iii) THE BANKING INSTITUTIONS FROM TIME TO TIME A PARTY TO THIS AGREEMENT (each, a "Bank" and, collectively, the "Banks") and (iv) NATIONSBANK, N.A., a national banking association and in its separate capacity as agent for the Banks hereunder (in such capacity, the "Agent").

                      W I T N E S S E T H:

WHEREAS, the Borrowers have requested the Banks to make available to the Borrowers a revolving line of credit, in an aggregate principal amount not in excess of $50,000,000, to enable them to finance stock or asset acquisitions, the re-purchase of capital stock of the Representative Borrower and the Borrowers' general corporate purposes and working capital requirements, in each case subject to the limitations provided herein; and

WHEREAS, the Banks are willing to extend such revolving line of credit to the Borrowers, and the Agent is willing to act as "Agent", upon the terms and subject to the conditions and provisions set forth herein; and

WHEREAS, as a condition precedent to the making of any Loan or the issuance of any Standby Letter of Credit as contemplated herein, the Pledgors shall have executed and delivered to the Agent, for the benefit of the Banks, the Pledge Agreement; and

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the Borrowers, the Banks and the Agent hereby agree as follows:

                            ARTICLE I

                DEFINITIONS AND ACCOUNTING TERMS

Section 1.1 DEFINITIONS. As used in this Agreement, and unless the context requires a different meaning, the following terms shall have the meanings indicated (such meanings to be, when appropriate, equally applicable to both the singular and plural forms of the terms defined):

"Accumulated Funding Deficiency" has the meaning ascribed to that term in ERISA Section 302.

"Acquisition Consideration" has the meaning specified in Section 6.2(e)(i) of this Agreement.

"Administrative Fee" has the meaning specified in Section 3.7(b) of this Agreement.

"Affected Advance" has the meaning specified in Section 3.8(e) of this Agreement.

"Affiliate" means, with respect to a Person, any other Person that, directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" or "under common control with"), as applied to any Person, means the possession, directly or indirectly, of the power to vote 10% or more of the securities having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise.

"Agent" has the meaning specified in the preamble of this Agreement and shall include any successor Agent appointed pursuant to Section 8.7 hereof.

"Agent Lending Office" or "Lending Office of the Agent" means the Agent's offices at NationsBank, N.A., 8300 Greensboro Drive, Fifth Floor, McLean, Virginia 22102, or such other office in the United States of America of Agent as it may from time to time designate to the Representative Borrower or the Banks by written notice.

"Agreement" shall have the meaning specified in the preamble hereof.

"Applicable L/C Margin" means, for any period, in the event the Senior Funded Debt to EBITDA ratio calculated pursuant to Section 6.1(e) hereof is (a) less than or equal to 1.00 to 1.00, then 0.80%, (b) greater than 1.00 to 1.00 but less than or equal to 1.50 to 1.00, then 0.90%, and (c) greater than 1.50 to 1.00, then 1.00%.

"Applicable LIBOR Rate" means, for any period, in the event the Senior Funded Debt to EBITDA ratio calculated pursuant to Section 6.1(e) hereof is (a) less than or equal to 1.00 to 1.00, LIBOR plus 0.80%, (b) greater than 1.00 to
1.00 but less than or equal to 1.50 to 1.00, LIBOR plus 0.90%, and (c) greater than 1.50 to 1.00, LIBOR plus 1.00%.

"Applicable Money Market Rate" means, for any period, in the event the Senior Funded Debt to EBITDA ratio calculated pursuant to Section 6.1(e) hereof is
(a) less than or equal to 1.00 to 1.00, the Federal Funds Rate plus 1.10%,
(b) greater than 1.00 to 1.00 but less than or equal to 1.50 to 1.00, the Federal Funds Rate plus 1.20%, and (c) greater than 1.50 to 1.00, the Federal Funds Rate plus 1.30% (it being understood and agreed that any change in the Applicable Money Market Rate due to a change in the Senior Funded Debt to EBITDA ratio shall take effect on the first day of the month after the quarterly financial statements required to be delivered pursuant to Section 6.1(b) shall have been delivered).

"Applicable Prime Rate" means, for any period, in the event the Senior Funded Debt to EBITDA ratio calculated pursuant to Section 6.1(e) hereof is (a) less than or equal to 1.00 to 1.00, the Bank Prime Rate plus 0.00%, (b) greater than 1.00 to 1.00 but less than or equal to 1.50 to 1.00, the Bank Prime Rate plus 0.00%, and (c) greater than 1.50 to 1.00, the Bank Prime Rate plus 0.00%.

"Authorized Officer" means any of the Chief Executive Officer, Chief Financial Officer or Treasurer of any Person which is a corporation, partnership, or other business organization.

"Bank" or "Banks" have the meanings specified in the preamble of this Agreement.

"Bank Availability" shall mean, as of any date of determination and with respect to each Bank, the amount determined by deducting (x) the amount of such Bank's Pro Rata Share of the Total Outstanding Amount from (y) the amount of such Bank's Pro Rata Share of the Revolving Loan Commitment.

"Bank Prime Rate" means, for any period, a fluctuating interest rate per annum equal to the rate of interest publicly announced by the Agent as its prime rate in effect from time to time (which rate may not be the lowest rate of interest charged by the Agent to commercial borrowers).

"Bankruptcy Code" shall mean Title 11 of the United States Code or any similar or successor federal law for the relief of debtors, as the same may be amended from time to time.

"Benefit Plan" means any employee benefit plan (including a Multiemployer Benefit Plan), the funding requirements of which (under ERISA Section 302 or
Section 412 of the Code) are, or at any time within six years immediately preceding the time in question were, in whole or in part, the responsibility of any Borrower or an ERISA Affiliate.

"Borrower" has the meaning specified in the preamble of this Agreement.

"Borrowing Notice" has the meaning specified in Section 2.2(a) of this Agreement.

"Business Day" means any day on which commercial banks are open for business (and not required or authorized by law to close) in Fairfax County, Virginia, and Charlotte, North Carolina.

"CACI Limited" shall mean CACI Limited, a United Kingdom corporation and, except as otherwise permitted by the proviso contained in Section 6.1(q) hereof, an indirect, wholly-owned subsidiary of the Representative Borrower.

"CACI N.V." shall mean CACI N.V., a corporation organized under the laws of The Netherlands and, except as otherwise permitted by the proviso contained in Section 6.1(q) hereof, an indirect, wholly-owned subsidiary of the Representative Borrower.

"Capital Expenditures" shall mean all expenditures classified as capital expenditures in accordance with GAAP.

"Capital Lease" of any Person shall mean any lease of any property (whether real, personal or mixed) by such Person (as lessee or guarantor or other surety) which would, in accordance with GAAP, be required to be classified and accounted for as a capital lease on a balance sheet of such Person.

"Cash Equivalents" shall mean securities or other instruments of the type described in (A) clauses (i) and (ii) of the definition of Permitted Investment provided such obligations have a maturity of not more than twelve
(12) months from the date purchased, (B) clause (iii) of the definition of Permitted Investment provided such instruments have a maturity of not more than 270 days from the date purchased, and (C) clause (v) of the definition of Permitted Investment provided such commercial paper has a maturity of not greater than six (6) months from the date purchased.

"Change in Control" means one or more of the following events:

(a) if any Person (including a person as defined in Section 3(a)(9), Section 13(d) or Section 14(d) of the Exchange Act) is or becomes the owner or beneficial owner, directly or indirectly, of securities of the Representative Borrower representing fifty percent (50%) or more of the combined voting power of the Representative Borrower's then outstanding securities (the term "beneficial owner" as used herein shall include but not be limited to any person with the attributes or interests described in Rule 13d-3 (as now in effect or as amended) promulgated under the Exchange Act); or

(b) (i) the shareholders of the Representative Borrower approve one or more mergers, consolidations or combinations of the Representative Borrower with any other corporations or entities which, if consummated prior to the Maturity Date, would result in (A) the voting securities of the Representative Borrower outstanding the day following the Effective Date (together with any voting securities issued by the Representative Borrower permitted under Section 6.2(c) herein) representing less than 50% of the combined voting power of the voting securities of the Representative Borrower or such surviving entity immediately after consummation of any such merger, consolidation or combination, or (B) after giving effect to such merger, consolidation or combination, a change in the person holding the Office of Chief Executive Officer, President, Chief Operating Officer or Chief Financial Officer of the Representative Borrower relative to the person holding such respective office immediately prior to giving effect to such merger, consolidation or combination, or (ii) the shareholders of the Representative Borrower approve a plan of liquidation of the Representative Borrower or an agreement for the sale, disposition or transfer by the Representative Borrower of all or substantially all the assets of the Representative Borrower and its Consolidated Subsidiaries.

"Code" means the Internal Revenue Code of 1986, as amended.

"Commitment" shall mean, with respect to each Bank's commitment to make Revolving Loans and to issue (or participate in the issuance of) Standby Letters of Credit, the aggregate Dollar amount set forth on Schedule I hereto opposite such Bank's name under the heading "Commitment" or assigned to it in accordance with Section 9.8(c), as such amount may be reduced or otherwise adjusted from time to time in accordance with the provisions of this Agreement.

"Consolidated Cash Flow" means, as computed at any time and from time to time, the sum of the Borrowers' and their respective Subsidiaries' earnings before depreciation, amortization, lease and rental expenses, and interest expense less Capital Expenditures, as determined in accordance with GAAP.

"Consolidated Fixed Charges" means, as computed at any time and from time to time, the sum of the Borrowers' and their respective Subsidiaries' interest expense, lease and rental expenses, dividends paid, declared or accumulated on any class of capital stock and payments of principal due (during the period as to which such computation relates) under any Indebtedness, as determined in accordance with GAAP.

"Consolidated Net Income" shall mean, for any period, the consolidated net income of the Borrowers and their respective Subsidiaries for any period, as determined in accordance with GAAP.

"Consolidated Net Worth" means, as computed at any time and from time to time, the excess of Consolidated Total Assets over Consolidated Total Liabilities.

"Consolidated Tangible Net Worth" means, as computed at any time and from time to time, (i) Consolidated Net Worth less (ii) all of the Borrowers' and their respective Subsidiaries', taken as a whole, intangible assets (including, without limitation, good will, organization expenses, research and development expenses (including software development expenses), patents, trademarks, trade names, copyrights, franchises, purchased contract costs, all as determined in accordance with GAAP).

"Consolidated Total Assets" means all assets of the Borrowers and their respective Subsidiaries, computed at any time and from time to time on a consolidated basis, which would be classified, in accordance with GAAP, as total assets of a corporation conducting a business the same as, or similar in nature to, the business conducted by the Borrowers and their respective Subsidiaries.

"Consolidated Total Liabilities" means all liabilities of the Borrowers and their respective Subsidiaries, computed at any time and from time to time on a consolidated basis, which would be classified, in accordance with GAAP, as total liabilities of a corporation conducting a business the same as, or similar in nature to, the business conducted by the Borrowers' and their respective Subsidiaries.

"Consolidated Subsidiary" means with respect to any Person, at any time, any Subsidiary or other Person the accounts of which would be consolidated with those of such first Person in its consolidated financial statements as of such time.

"Credit Agreement Related Claim" means any claim (whether civil, criminal or administrative and whether sounding in tort, contract or otherwise) in any way arising out of, related to, or connected with, this Agreement or any other Loan Document or the relationships established hereunder or thereunder.

"Default Rate" means the rate of interest applicable under Section 3.3 of this Agreement from time to time.

"Dollars", "U.S.$" and the sign "$" mean such coin or currency of the United States of America as at the time shall constitute legal tender for the payment of public and private debts.

"Domestic Subsidiary" shall mean any Subsidiary that is created under the laws of any State of the United States of America or the District of Columbia.

"Drawing" has the meaning specified in Section 2.3(e) of this Agreement.

"EBITDA" means, as at the end of any Fiscal Quarter, all of the Borrowers' and their respective Subsidiaries' earnings before interest, taxes, depreciation and amortization for such fiscal quarter and the immediately preceding three fiscal quarters, as determined in accordance with GAAP. For the avoidance of doubt, EBITDA shall be computed based on a rolling four quarter basis.

"Effective Date" has the meaning specified in Section 4.1 of this Agreement.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"ERISA Affiliate" means any Person, including a Subsidiary or other Affiliate, that is a member of any group of organizations within the meaning of Code Sections 414(b), (c), (m) or (o) of which any Borrower is a member.

"Event of Default" has the meaning specified in Section 7.1 of this Agreement.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and any successor Federal statute.

"Facility Amount" shall mean $50,000,000.00.

"Federal Funds Rate" means, for any day, the rate per annum (rounded upward to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (x) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day and (y) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Money Market Bank on such day on such transactions as determined by the Money Market Bank.

"Fee Payment Date" means (x) in the case of the Unused Portion Fee, the first Business Day following the end of any Fiscal Quarter (or part thereof), and
(y) in the case of the Agent Fee, the first Business Day following each annual anniversary of the Effective Date.

"Fiscal Quarter" means the quarter, during any Fiscal Year, ending March 31, June 30, September 30 and December 31.

"Fiscal Year" has the meaning specified in Section 6.1(a) of this Agreement.

"Fixed Charge Coverage Ratio" means the ratio of Consolidated Cash Flow to Consolidated Fixed Charges.

"Foreign Subsidiary" shall mean any Subsidiary that is not created or organized under the laws of any State of the United States of America or the District of Columbia.

"Form 8-K" means Form 8-K of the Exchange Act.

"Form 10-K" means Form 10-K of the Exchange Act.

"Form 10-Q" means Form 10-Q of the Exchange Act.

"Funding Date" shall mean the date on which any loan shall be made by a Bank to the Borrowers hereunder.

"GAAP" has the meaning specified in Section 1.2 of this Agreement.

"Governmental Body" means (i) the United States of America or any State thereof or any department, agency, commission, board, bureau or instrumentality of the United States of America or any State thereof, and
(ii) any quasi-governmental body, agency or authority (including any central bank) exercising regulatory authority over the Bank pursuant to applicable law in respect of the transactions contemplated by this Agreement.

"Indebtedness" means all (i) indebtedness, obligations and liabilities now existing or hereafter arising for money borrowed by any Borrower or any Subsidiary thereof, whether or not evidenced by a note, indenture or other agreement (including, without limitation, the Revolving Notes and the Money Market Note), (ii) reimbursement or indemnification obligations in respect of any letter of credit issued for the account of any Borrower or any Subsidiary thereof, (iii) reimbursement or indemnification obligations in respect of any guarantee issued on behalf of any Borrower or any Subsidiary thereof, (iv) obligations of any Borrower or any Subsidiary thereof as lessee under any Capital Lease, (v) all amounts owing by any Borrower or any Subsidiary thereof under purchase money mortgages or other purchase money liens or conditional sales or other title retention agreements and (vi) all indebtedness secured by purchase money mortgages, liens, security interests, conditional sales or other title retention agreements upon property owned by any Borrower or any Subsidiary thereof (whether or not such Borrower or Subsidiary has assumed or become liable for the payment of such indebtedness).

"Indemnified Person" has the meaning specified in Section 9.10(b) of this Agreement.

"Initial Fiscal Quarter" has the meaning specified in Section 6.1(e).

"Interest Payment Date" means (x) in the case of Revolving Loans bearing interest at the Applicable Prime Rate, the last Business Day of the calendar month (or part thereof) in which interest accrues on such Revolving Loans,
(y) in the case of LIBOR Loans, the earlier of (A) the last Business Day of the Fiscal Quarter in which interest accrues on such LIBOR Loans and (B) the expiration of LIBOR Period in respect of such LIBOR Loans and (z) in the case of any Money Market Loans, on the last Business Day of the Money Market Period in respect of such Money Market Loans.

"Interest Period" means any 30-day period in respect of which interest accrues on the Revolving Loans.

"Issuing Bank" shall mean, initially, the Agent and, thereafter, such other Bank as from time to time shall agree to act as the issuer of the Standby Letters of Credit by notice to the Banks, the Agent and the Representative Borrower.

"L/C Fee" has the meaning specified in Section 2.3(b) of this Agreement.

"L/C Fee Payment Date" means the first Business Day of the calendar month following each Fiscal Quarter.

"LIBOR" means, with respect to any LIBOR Period, (x) the per annum interest rate (rounded upward to the nearest 1/100th of 1%) determined on the basis of the offered rates for Dollar deposits for a term comparable to such LIBOR Period and in an amount substantially equal to the outstanding amount of the Revolving Loans in respect of which such determination is made which appear on the Telerate Screen Page 3750 as of 11:00 a.m. (London time) on the day that is two LIBOR Business Days prior to the first day of such LIBOR Period, divided by (y) a number equal to 1.00 minus the LIBOR Reserve Rate.

"LIBOR Business Day" means any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London or such other Euro-dollar interbank market as may be selected by the Bank in its sole discretion.

"LIBOR Conversion" has the meaning specified in Section 3.8 of this Agreement.

"LIBOR Conversion Notice" has the meaning specified in Section 3.8 of this Agreement.

"LIBOR Loans" means the Revolving Loans which bear interest at the Applicable LIBOR Rate.

"LIBOR Period" means the 30-day, 60-day, 90-day or 180-day interest period selected by the Representative Borrower pursuant to any LIBOR Conversion Notice.

"LIBOR Reserve Rate" means, for any day with respect to a LIBOR Loan, the maximum rate (expressed as a decimal) at which a Bank would be required to maintain reserves under Regulation D of the Board of Governors of the Federal Reserve System, as amended from time to time (or any successor or similar regulations relating to such reserve requirements), against "LIBOR Liabilities" (as that term is used in Regulation D), if such liabilities were outstanding. The LIBOR Reserve Rate shall be adjusted automatically on and as of the effective date of any change in the LIBOR Reserve Rate.

"Lien" of any Person shall mean any mortgage, deed of trust, lien, pledge, adverse interest in property, charge, security interest or other encumbrance in or on, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease with respect to, any property or asset owned or held by such Person, or the signing or filing of any security agreement with respect to any of the foregoing authorizing any other party as the secured party thereunder to file any financing statement.

"Loan" shall mean any Revolving Loan (whether bearing interest at the Applicable Prime Rate or Applicable LIBOR Rate) or Money Market Loan, and "Loans" shall mean, collectively, all Revolving Loans (whether bearing interest at the Applicable Prime Rate or Applicable LIBOR Rate) and Money Market Loans.

"Loan Documents" means this Agreement, the Revolving Notes, the Money Market Note and the Pledge Agreement.

"Mandatory Borrowing" shall have the meaning specified in Section 2.4(e) hereof.

"Maturity Date" means July 1, 1999.

"Money Market Borrowing Notice" shall have the meaning specified in Section 2.4(c) hereof.

"Money Market Loan" shall have the meaning specified in Section 2.4(a) hereof.

"Money Market Note" means the promissory note jointly and severally issued by the Borrowers to NationsBank, N.A. pursuant to this Agreement in respect of the Money Market Loans, substantially in the form (appropriately completed) of Exhibit B to this Agreement, and any other promissory note issued in exchange or substitution therefor.

"Money Market Period" shall have the meaning specified in Section 2.4(c) hereof.

"Money Market Subfacility" shall have the meaning specified in Section 2.4(a) hereof.

"Multiemployer Plan" means any "multiemployer plan" as defined in ERISA
Section 4001(a)(3) to which any Borrower or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding three plan years made or accrued an obligation to make contributions.

"Note" means each of the Revolving Notes and the Money Market Note.

"Obligations" shall mean all now existing or hereafter arising indebtedness, obligations, liabilities and covenants of the Borrowers to the Banks and the Agent, their respective Affiliates or permitted successors and assigns or any other Indemnified Person, in each case arising under or evidenced by this Agreement or any other Loan Document, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

"Optional Prepayment" means the optional prepayment of Revolving Loans pursuant to Section 3.6(b) hereof or the optional prepayment of Money Market Loans pursuant to Section 2.4(f) hereof, as the context shall require.

"Permitted Investment" means each of (i) direct obligations of the United States of America, and agencies thereof; (ii) obligations fully guaranteed by the United States of America; (iii) certificates of deposit issued by, or bankers' acceptance of, or time deposits with, any bank, trust company or national banking association incorporated or doing business under the laws of the United States of America or one of the states thereof having combined capital and surplus and retained earnings of at least $100,000,000; (iv) bearer note deposits with, or certificates of deposit issued by, or promissory notes of, any subsidiary incorporated under the laws of Canada (or any province thereof) of any bank, trust company or national banking association described in clause (iii) or (vi); (v) commercial paper of companies having a rating assigned to such commercial paper by Standard & Poor's Corporation or Moody's Investors Service, Inc. (or, if neither such organization shall rate such commercial paper at any time, by any nationally recognized rating organization in the United States of America) equal to either of the two highest ratings assigned by such organization; (vi) U.S. dollar-denominated time deposits with any Canadian bank having a combined capital and surplus and retained earnings of at least $100,000,000, having a rating of A, its equivalent or better by Moody's Investors Service, Inc. or Standard & Poor's Corporation (or, if neither such organization shall rate such institution at any time, by any nationally recognized rating organization in the United States of America); (vii) Canadian Treasury Bills fully hedged to U.S. dollars; (viii) bonds or other debt instruments of any company, if such bonds or other debt instruments, at the time of their purchase, are rated in either of the two highest rating categories by Standard & Poor's Corporation or Moody's Investors Service, Inc. (or, if neither such organization shall rate such obligations at such time, by any nationally recognized rating organization in the United States of America);
(ix) if such investment is to be made by any Borrower or any Subsidiary thereof not organized or created under the laws of any State of the United States of America or the District of Columbia or any territory of the United States of America, each of (A) direct obligations of the countries of France, The Federal Republic of Germany, the United Kingdom, The Netherlands or Switzerland (each, an "E.C. State") and agencies thereof, (B) obligations fully guaranteed by any E.C.State; (C) certificates of deposit issued by, or bankers' acceptance of, or time deposits with, any bank, trust company or national banking association incorporated or doing business under the laws of any E.C. State having combined capital and surplus retained earnings of the local currency counter value of at least $100,000,000; (D) commercial paper of companies having a rating assigned to such commercial paper by Standard & Poor's Corporation or Moody's Investors Service, Inc. (or, if neither such organization shall rate such commercial paper at any time, by any nationally recognized rating organization in the relevant E.C. State) equal to either of the two highest ratings assigned by such organization; (E) bonds or other debt instruments of any company, if such bonds or other debt instruments, at the time of their purchase, are rated in either of the two highest rating categories by Standard & Poor's Corporation or Moody's Investors Service, Inc., (or, if neither such organization shall rate such obligations at such time, by any nationally recognized rating organization in the relevant E.C. State); or (x) any investment provided the aggregate amount of all such investments shall not exceed $1,000,000.00.

"Person" means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

"Pledge Agreement" shall have the meaning specified in Section 4.1(i)(C) hereof.

"Pledgor" shall mean each of the Representative Borrower and CACI N.V.

"Potential Change In Control" means one or more of the following events:

(a) the Representative Borrower enters into an agreement, the consummation of which would result in the occurrence of a Change In Control; or

(b) the Board of Directors of the Representative Borrower adopts a resolution, the effect of which would result in the occurrence of a Change in Control.

"Potential Event of Default" means an event, condition or circumstance which, with the giving of notice or the lapse of time or both, would constitute an Event of Default.

"Prepayment Date" has the meaning specified in the first sentence of Section
9.3 of this Agreement.

"Prohibited Transaction" shall have the meaning ascribed to such term in ERISA.

"Pro Rata Share" shall mean, as of any date of determination and with respect to any Bank, a fraction (expressed as a percentage), the numerator of which shall be the amount of such Bank's Commitment and the denominator of which shall be the aggregate amount of Commitments of all Banks, as such Commitments may be reduced or otherwise adjusted from time to time in accordance with the provisions of this Agreement; provided, however, that if all of the Commitments are terminated or reduced to zero hereunder, the Pro Rata Share shall mean, as of any date of determination and with respect to any Bank, a fraction (expressed as a percentage), the numerator of which shall be the sum of the aggregate amount of such Bank's Revolving Loans then outstanding plus the aggregate amount of such Bank's participation in any outstanding Standby Letter of Credit and the denominator of which shall be the sum of the aggregate amount of all Revolving Loans then outstanding plus all Standby Letters of Credit then outstanding.

"Regulatory Change" means any applicable law, interpretation, directive, request or guideline (whether or not having the force of law), or any change therein or in the administration or enforcement thereof, that becomes effective or is implemented or first required or expected to be complied with after the date hereof, whether the same is (i) the result of an enactment by a government or any agency or political subdivision thereof, a determination of a court or regulatory authority, or otherwise or (ii) enacted, adopted, issued or proposed before or after the date hereof, including any such that imposes, increases or modifies any tax, reserve requirement, insurance charge, special deposit requirement, assessment or capital adequacy require-

ment, but excluding any such that imposes, increases or modifies any income or franchise tax imposed upon any Bank by any jurisdiction (or any political subdivision thereof) in which any Bank or any office is located.

"Reportable Event" means any event or condition described in ERISA Section 4043(b), other than an event or condition with respect to which the 30-day notice requirement has been waived.

"Representative Borrower" has the meaning specified in the preamble of this Agreement.

"Representative Borrower Account" means the bank account of the Representative Borrower maintained with the Agent for general purposes and assigned the account number designated by the Agent in writing to the Representative Borrower.

"Required Banks" shall mean, except as otherwise provided in Section 8.9(i) hereof, as of any date of determination, such Banks whose Pro Rata Shares of the Revolving Loan Commitment, in the aggregate, are greater than fifty percent (50%); provided, however, that for so long as only two financial institutions constitute Banks hereunder (it being understood that, solely for the purposes of determining the number of financial institutions constituting Banks under this proviso, each financial institution, together with its Affiliates, shall constitute a single Bank), Required Banks shall mean, except as otherwise provided in Section 8.9(i) hereof, as of any date of determination, such Banks whose Pro Rata Shares of the Revolving Loan Commitment, in the aggregate, constitute one hundred percent (100%).

"Revolving Loan" has the meaning specified in Section 2.1 of this Agreement.

"Revolving Loan Commitment" shall mean the commitment of the Banks to make Revolving Loans and issue (or participate in the issuance of) Standby Letters of Credit in an aggregate amount of up to the Facility Amount, as such amount may be reduced or otherwise adjusted from time to time in accordance with the provisions of this Agreement.

"Revolving Note" means any promissory note jointly and severally issued to a Bank by the Borrowers pursuant to this Agreement, substantially in the form (appropriately completed) of Exhibit A to this Agreement, and any other promissory note issued in exchange or substitution thereof, and "Revolving Notes" means, collectively, all such promissory notes so issued.

"SEC" means the Securities and Exchange Commission or any similar Federal agency.

"Securities Act" means the Securities Act of 1933, as amended, and any successor Federal Statute.

"Senior Funded Debt" means, as of any date of determination, the sum of (i) all Indebtedness less (ii) all Subordinated Debt.

"Stamp Taxes" has the meaning specified in Section 9.5 of this Agreement.

"Standby Letter of Credit" has the meaning specified in Section 2.3 of this Agreement.

"Subordinated Debt" means, with respect to any Borrower or any Subsidiary thereof, any Indebtedness which is subordinate in right of payment to the indebtedness owed to the Banks hereunder pursuant to one or more subordination agreements in form and substance satisfactory to the Banks in their sole discretion.

"Subsidiary" shall mean any corporation, limited liability company, partnership, trust or other entity a majority of the capital stock (or equivalent ownership or controlling interest) of which at the time out-

standing, having ordinary voting power for the election of directors (or equivalent controlling interest or person), is owned by any Borrower directly or indirectly.

"Target" has the meaning specified in Section 6.2(e) of this Agreement.

"Termination Event" means, with respect to any Benefit Plan, (i) any Reportable Event with respect to such Benefit Plan, (ii) the termination of such Benefit Plan, or the filing of a notice of intent to terminate such Benefit Plan, or the treatment of any amendment to such Benefit Plan as a termination under ERISA Section 4041(c), (iii) the institution of proceedings to terminate such Benefit Plan under ERISA Section 4042 or (iv) the appointment of a trustee to administer such Benefit Plan under ERISA Section 4042.

"Total Outstanding Amount" has the meaning specified in Section 2.1(a) of this Agreement.

"U.K. Debt" has the meaning specified in Section 4.1(iii) of this Agreement.

"Unused Portion Fee" has the meaning specified in Section 3.7(a) of this Agreement.

Section 1.2 ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with generally accepted accounting principles ("GAAP") consistently applied in the United States.

Section 1.3 TIME PERIOD COMPUTATIONS. In the computation of a period of time specified in this Agreement from a specified date to a subsequent date, the word "from" means "from and including" and the words "to" and "until" mean "to but excluding".

                                  ARTICLE II

               GENERAL PROVISIONS OF REVOLVING CREDIT FACILITY

Section 2.1     THE REVOLVING LOANS.

(a) REVOLVING LOAN BORROWINGS. Subject to the terms and conditions of this Agreement, each Bank severally and not jointly agrees to make revolving loans (each individually, a "Revolving Loan" and, collectively, the "Revolving Loans") to the Borrowers, at any time and from time to time on and after the Effective Date until one Business Day prior to the Maturity Date in an amount which shall not exceed such Bank's Pro Rata Share of the Revolving Loan Commitment; provided, however, that (i) the sum of the aggregate outstanding amount of all Revolving Loans plus the aggregate outstanding amount of all Money Market Loans plus the aggregate outstanding amount of all Standby Letters of Credit (such sum, the "Total Outstanding Amount") shall at no time exceed the Facility Amount and (ii) the aggregate outstanding amount of all Revolving Loans made by each individual Bank pursuant to this Section 2.1 plus the aggregate outstanding amount of all Standby Letters of Credit made by the Issuing Bank and deemed made by each other Bank pursuant to Section
2.3 hereof shall at no time exceed such Bank's Pro Rata Share of the Revolving Loan Commitment. Within the limits and subject to the terms and conditions set forth in this Agreement, the Borrowers may borrow pursuant to this Section 2.1 and Section 2.2 hereof, may prepay pursuant to Section 3.6(b), and reborrow under this Section 2.1 hereof.

(b) THE REVOLVING NOTES; MATURITY. The Revolving Loans made by each Bank pursuant hereto shall be evidenced by a separate Revolving Note. Each Revolving Note shall be issued on or before the Effective Date and shall bear interest for the period from the initial Funding Date thereof until paid in full on the unpaid principal amount thereof at the rate specified in Section
3.1 of this Agreement.   Each Bank is hereby authorized to record in the
books and records of such Bank (without making any notation in such Bank's Revolving Note or any schedule thereto) the amount and Funding Date of each Revolving Loan made by such Bank, and the amount and date of each payment or prepayment of any Revolving Loan. No failure to so record nor any error in so recording shall affect the obligations of the Borrowers to repay the actual outstanding principal amount of the Revolving Loans, with interest thereon, as provided in this Agreement. The aggregate principal amount of the Revolving Loans shall be payable on the Maturity Date.

Section 2.2     REVOLVING LOAN BORROWING PROCEDURES.

(a) NOTICE OF REVOLVING BORROWING. Whenever the Borrowers desire to borrow Revolving Loans under Section 2.1 hereof, the Representative Borrower shall deliver to the Agent irrevocable written notice (each such notice, a "Borrowing Notice"), no later than 10:00 A.M. (Eastern time) on the Funding Date (or, in the case of a LIBOR Conversion as permitted by Section 3.8 hereof, at least three (3) LIBOR Business Days prior to the applicable LIBOR Period, as more fully described in Section 3.8(a) hereof), specifying (i) that the Borrowers wish to effect Revolving Loans, (ii) the amount of the Revolving Loans thereby requested (which shall not be less than $100,000 and shall be in multiples of $1,000), (iii) the requested Funding Date of such Revolving Loans, which date shall be a Business Day, and (iv) whether the requested Revolving Loans will bear interest at the Applicable Prime Rate or Applicable LIBOR Rate. Each Borrowing Notice shall be accompanied by the officer's certificate contemplated by Section 4.2(vi) hereof. In lieu of delivering the above-described Borrowing Notice, and only with the consent of the Agent in its sole discretion at such time, the Representative Borrower may give the Agent telephonic notice of any such proposed borrowing by the time required under this Section 2.2(a); provided that, in the event the Agent so consents, such notice shall be confirmed in writing by delivery to the Agent promptly (but in no event later than 12:00 noon (Eastern time) on the Funding Date of the requested Revolving Loans) of a Borrowing Notice (it being understood that any such telephonic notice shall be irrevocable). Notwithstanding anything contained herein to the contrary, if on any Interest Payment Date the credit balance in the Representative Borrower Account is insufficient to permit the debit contemplated by the second sentence of
Section 3.4(a) of this Agreement, the Agent, without any notice or other authorization being required, shall (and is hereby irrevocably instructed by the Representative Borrower to) effect Revolving Loans in an amount sufficient to permit such debit to be implemented or, if the amount of such debit is greater than the aggregate Bank Availability, in the amount of such unused portion.

(b) MAKING OF REVOLVING LOANS. Promptly after receipt of a Borrowing Notice under clause (a) of this Section 2.2 (or telephonic notice if the Agent so consents thereto), the Agent shall notify each Bank by telecopy or telex or other customary form of teletransmission of the requested borrowing. Each Bank shall make the amount of its Revolving Loan available to the Agent in Dollars and in immediately available funds, not later than 3:00 P.M (Eastern time) on the Funding Date specified in the Borrowing Notice. After the Agent's receipt of the proceeds of such Revolving Loans from the Banks, the Agent shall (unless it shall have learned that any of the conditions precedent set forth in Section 4.2 hereof have not been satisfied) make the proceeds of such Revolving Loans available to the Borrowers on such Funding Date and shall disburse such funds in Dollars to the Borrowers in immediately available funds by crediting the Representative Borrower Account.

(c) FAILURE TO FUND BY BANK. Unless the Agent shall have been notified by any Bank prior to 12:00 P.M. (Eastern time) on any Funding Date in respect of Revolving Loans requested under a Borrowing Notice that such Bank does not intend to make available to the Agent such Bank's Revolving Loan on such Funding Date, the Agent may assume that such Bank has made such amount available to the Agent on such Funding Date and the Agent in its sole discretion may, but shall not be obligated to, make available to the Representative Borrower a corresponding amount on such Funding Date. If such corresponding amount is not in fact made available to the Agent by such Bank on or prior to 3:00 P.M. (Eastern time) on a Funding Date, such Bank agrees to pay and the Representative Borrower (on behalf of the Borrowers) agrees to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to the Borrowers until the date such amount is paid or repaid to the Agent, at (i) in the case of such Bank, the Federal Funds Rate, and (ii) in the case of the Borrowers, the Applicable Prime Rate. If such Bank shall pay to the Agent such corresponding amount, such amount so paid shall constitute such Bank's Revolving Loan, and if both such Bank and the Representative Borrower shall have paid and repaid, respectively, such corresponding amount, the Agent shall promptly pay over to the Representative Borrower such corresponding amount in same day funds, but the Borrowers shall remain obligated for all interest thereon. Nothing contained in this Section 2.2(b) shall be deemed to relieve any Bank of its obligation hereunder to make its Revolving Loan on any Funding Date.

Section 2.3  STANDBY LETTERS OF CREDIT.

(a)  GENERALLY.    Subject to and in accordance with the terms and conditions set forth herein, the Representative Borrower may request the Issuing Bank, from time to time during the period commencing on the Effective Date and ending 10 Business Days prior to the Maturity Date, to issue, and subject to the terms hereof the Issuing Bank shall issue, for the account of the Borrowers but on behalf of any Borrower, one or more standby letters of credit (each, a "Standby Letter of Credit") pursuant to the Issuing Bank's customary letter of credit application. The aggregate outstanding amount at any time and from time to time of all Standby Letters of Credit shall not exceed $10,000,000. The Issuing Bank shall have no obligation to issue any Standby Letter of Credit if, after giving effect to the issuance thereof, the Total Outstanding Amount shall then exceed the Facility Amount (it being understood that the Issuing Bank shall, upon request of the Representative Borrower, issue a Standby Letter of Credit in an amount that would, after giving effect to the issuance thereof, not cause the Facility Amount to be exceeded).

(b) STANDBY LETTER OF CREDIT FEE; MATURITY. The Representative Borrower shall, among other things, pay to the Issuing Bank on each L/C Fee Payment Date, in arrears, a fee (the "L/C Fee") per annum (calculated on the basis of a 360 day year and the actual number of days elapsed), computed by multiplying the Applicable L/C Margin for the Fiscal Quarter immediately preceding the applicable L/C Fee Payment Date by the daily average of the aggregate of all Standby Letters of Credit outstanding during such Fiscal Quarter. All Standby Letters of Credit issued by the Issuing Bank as contemplated by this Section 2.3 shall expire no later than the Maturity Date. Notwithstanding that the Issuing Bank shall have no obligation to issue any Standby Letter of Credit the expiration date of which shall extend beyond the Maturity Date, if the expiration date of any Standby Letter of Credit shall in fact extend beyond the Maturity Date, then on the last Business Day immediately preceding the Maturity Date, there shall be deemed to have been made Revolving Loans in the outstanding amount of all Standby Letters of Credit the expiration date of which shall occur after the Maturity Date, the proceeds of which the Issuing Bank shall deposit in a collateral account at the Issuing Bank or an Affiliate thereof in order to collateralize such Standby Letters of Credit, which collateral account shall bear interest for the account of the Representative Borrower based upon investment of the funds as agreed between the Issuing Bank and the Representative Borrower.

(c) STANDBY LETTER OF CREDIT REQUEST PROCEDURE. Whenever a Borrower desires that a Standby Letter of Credit be issued on its behalf, the Representative Borrower shall give the Issuing Bank (with copies to be sent to the Agent and each other Bank) at least five (5) Business Days' prior written notice therefor. The execution and delivery of each request for a Standby Letter of Credit shall be deemed to be a representation and warranty by the Representative Borrower that such Standby Letter of Credit may be issued in accordance with, and will not violate the requirements of, this Section 2.3. Unless the Issuing Bank has received notice from the Agent or any Bank before it issues the respective Standby Letter of Credit that one or more of the conditions specified in Section 4.2 are not then satisfied, or that the issuance of such Standby Letter of Credit would violate this Section 2.3, then the Issuing Bank may issue the requested Standby Letter of Credit for the account of the Borrowers in accordance with the terms of this Agreement and, with respect to any matters not specifically covered by this Agreement, in accordance with the Issuing Bank's usual and customary practices as in effect from time to time.

(d)   LETTER OF CREDIT PARTICIPATIONS.

      (i) Immediately upon the issuance by the Issuing Bank of any Standby Letter of Credit, the Issuing Bank shall be deemed to have sold and transferred to each Bank (other than the Issuing Bank), and each such Bank shall be deemed irrevocably and unconditionally to have purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation, in proportion to such Bank's Pro Rata Share, in such Standby Letter of Credit, each drawing made thereunder and the obligations of the Borrowers under this Agreement with respect thereto, and any collateral therefor. Upon any change in a Bank's Pro Rata Share of the Revolving Loan Commitment, it is hereby agreed that with respect to all outstanding Standby Letters of Credit, there shall be an automatic adjustment to the participations pursuant to this Section 2.3(d) to reflect the new Pro Rata Share of the Revolving Loan Commitment of the assigning and assignee Banks.

      (ii) In determining whether to pay under any Standby Letter of Credit, the Issuing Bank shall have no obligation relative to the Banks other than to confirm that any documents required to be delivered under such Standby Letter of Credit appear to have been delivered and that they appear to comply on their face with the requirements of such Standby Letter of Credit. Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Standby Letter of Credit, if taken or omitted in the absence of gross negligence or wilful misconduct, shall not create for the Issuing Bank any resulting liability to any Bank.

      (iii) Upon the request of any Bank, the Issuing Bank shall furnish to such Bank copies of any Standby Letter of Credit to which the Issuing Bank is party and such other documentation relating to such Standby Letter of Credit as may reasonably be requested by such Bank.

      (iv) As between the Borrowers on the one hand and the Issuing Bank and the Banks on the other hand, the Borrowers assume all risks of the acts and omissions of, or misuse of the Standby Letters of Credit by the respective beneficiaries of such Standby Letters of Credit. Without limiting the generality of the foregoing, neither the Issuing Bank nor any other Bank shall be responsible (except in the case of its gross negligence or willful misconduct) for the following:

            (A) the form, validity, sufficiency, accuracy, genuineness or legal effect of any documents submitted by any party in connection with the application for and issuance of or any drawing under such Standby Letters of Credit, even if it should in fact prove to be in any respects invalid, insufficient, inaccurate, fraudulent or forged;

            (B) the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Standby Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason;

            (C) failure of the beneficiary of any such Standby Letter of Credit to comply fully with conditions required in order to draw upon such Standby Letter of Credit, other than material conditions or instructions that expressly appear in such Standby Letter of Credit;

            (D) errors, omissions, interruptions or delays in the transmission or delivery of any messages by mail, cable, telegraph, telecopier, telex or otherwise, whether or not they are encoded;

            (E)  errors in interpretation of technical terms;

            (F) any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Standby Letter of Credit or the proceeds thereof;

            (G) the misapplication by the beneficiary of any such Standby Letter of Credit of the proceeds of any drawing of any such Standby Letter of Credit; and

            (H) any consequences arising from causes beyond the control of the Issuing Bank, including without limitation any acts of governments.

      (v) The obligations of the Banks to make payments to the Agent for the account of the Issuing Bank with respect to Standby Letters of Credit shall be irrevocable and not subject to any qualification or exception whatsoever and shall be made in accordance with the terms and conditions of this Agreement under all circumstances, including, without limitation, any of the following circumstances:

            (A) any lack of validity or enforceability of this Agreement or any of the other Loan Documents;

            (B) the existence of any claim, setoff, defense or other right which any Borrower may have at any time against a beneficiary named in a Standby Letter of Credit, any transferee of any Standby Letter of Credit (or any Person for whom any such transferee may be acting), the Agent, the Issuing Bank, any Bank, or any other Person, whether in connection with this Agreement, any Standby Letter of Credit, the transactions contemplated herein or any unrelated transactions;

            (C) any draft, certificate or any other document presented under the Standby Letter of Credit shall prove to be forged, fraudulent, invalid or insufficient in any respect or any statement therein shall prove to be untrue or inaccurate in any respect;

            (D) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

            (E) the occurrence of any Event of Default or Potential Event of Default; or

            (F)   the termination of this Agreement or any Commitment.

(e) Standby Letter of Credit Drawings Constitute Revolving Loans. The Issuing Bank shall promptly notify the Agent, and the Agent shall promptly notify each Bank, in each case by telecopy or telex or other customary form of teletransmission, of any drawing under any Standby Letter of Credit (each drawing, a "Drawing"). Each Drawing shall immediately be deemed to be and for all purposes of this Agreement shall constitute a Revolving Loan hereunder in the amount of such drawing. Each Bank shall promptly and unconditionally pay to the Agent for the account of the Issuing Bank an amount equal to such Bank's Pro Rata Share of such Drawing in same day funds. Such payment shall be made to the Agent at the Agent Lending Office. If the Agent delivers such notice to such Bank prior to 2:00 P.M. (Eastern time) on any Business Day, such Bank shall make its required payment on the same Business Day. If and to the extent such Bank shall not have made available to the Agent for the account of the Issuing Bank such Bank's Pro Rata Share of such Drawing, such Bank agrees to pay to the Agent for the account of the Issuing Bank, promptly upon demand, such amount, together with interest thereon, for each day from such date until the date such amount is paid to the Agent for the Account of the Issuing Bank at the Federal Funds Rate plus 100 basis points. The failure of any Bank to make available to the Agent for the Account of the Issuing Bank its Pro Rata Share of any Drawing shall not relieve any other Bank of its obligation hereunder to make available to the Agent for the Account of the Issuing Bank its Pro Rata Share of any Drawing on the date so required; provided, however, that no Bank shall be responsible for the failure of any other Bank to make available to the Agent for the account of the Issuing Bank such other Bank's Pro Rata Share of such Drawing.


Section 2.4     MONEY MARKET LOAN SUBFACILITY.

(a) MONEY MARKET SUBFACILITY. Subject to the terms and conditions hereof, NationsBank, N.A., in its individual capacity (as such, the "Money Market Bank"), shall, in its sole and absolute discretion from and after the Effective Date until one Business Day prior to the Maturity Date, make certain revolving credit loans (each, a "Money Market Loan" and, collectively, the "Money Market Loans") to the Borrowers; provided, however, that (i) the aggregate principal amount of all Money Market Loans shall at no time exceed $6,000,000.00 (such amount, the "Money Market Subfacility"), and
(ii) the sum of the aggregate amount of all Revolving Loans (whether bearing interest at the Applicable Prime Rate or Applicable LIBOR Rate) plus the aggregate amount of all Money Market Loans plus the aggregate amount of all Standby Letters of Credit shall at no time exceed the Facility Amount.

(b) THE MONEY MARKET NOTE; MATURITY. The Money Market Loans made by the Money Market Bank pursuant hereto shall be evidenced by a separate Money Market Note. The Money Market Note shall be issued on or before the Effective Date and shall bear interest for the period from the date of the initial funding of any Money Market Loan until paid in full on the unpaid principal amount thereof. The Money Market Bank is hereby authorized to record in its books and records (without making any notation on the Money Market Note or any schedule thereto) the amount and date of funding of each Money Market Loan made by it, and the amount and date of each payment or prepayment of any Money Market Loan. No failure to so record nor any error in so recording shall affect the obligations of the Borrowers to repay the actual outstanding principal amount of the Money Market Loans, with interest thereon, as provided in this Agreement. The aggregate principal amount of the Money Market Loans shall be payable on the Maturity Date.

(c) MONEY MARKET LOAN BORROWING PROCEDURE. Whenever the Borrowers desire to borrow Money Market Loans under this Section 2.4, the Representative Borrower shall, on behalf of the Borrowers, deliver to the Money Market Bank irrevocable written notice (each such notice, a "Money Market Borrowing Notice"), and the Money Market Bank may, in its sole and absolute discretion and upon such other arrangements as shall be specifically agreed to by the Money Market Bank and the Representative Borrower, make a Money Market Loan to the Borrowers on the date (which shall be a Business Day), at the time and in the amount so agreed; provided, however, that (i) the principal amount of any Money Market Loan made hereunder shall not be less than $1,000,000.00 (and shall be in multiples of $1,000.00) and (ii) an individual Money Market Loan shall be offered by the Money Market Bank for a period of not less than 1 but not more than 29 days (any such period, a "Money Market Period").

(d)   INTEREST ON MONEY MARKET LOANS.  Subject to the provisions of clause
(e) of this Section 2.4, in the event that the Money Market Bank shall make any Money Market Loan pursuant to Section 2.4 hereof, the aggregate principal amount of Money Market Loans outstanding from time to time shall bear interest at a rate per annum equal to the Applicable Money Market Rate for the applicable Money Market Period.

(e) REPAYMENT OF MONEY MARKET LOANS. Each Money Market Loan made by the Money Market Bank hereunder shall be due and payable upon the expiration of the Money Market Period relating to such Money Market Loan. The Money Market Bank may, at any time and in its sole and absolute discretion, by written notice to the Representative Borrower and the Agent (which shall promptly deliver a copy thereof to the other Banks), demand repayment of its Money Market Loans then outstanding by way of a Revolving Loan borrowing (a "Mandatory Borrowing"), in which case the Representative Borrower, on behalf of the Borrowers, shall be deemed to have requested a Revolving Loan borrowing in the amount of the then outstanding Money Market Loans which shall bear interest at the Applicable Prime Rate; provided, however, that, in the following circumstances, any such demand shall also be deemed to have been given one Business Day prior to each of (i) the Maturity Date, (ii) the occurrence of any Event of Default described in clause (g), (h) or (i) of
Section 7.1 hereof, (iii) upon acceleration of the Obligations hereunder, whether on account of an Event of Default described in clause (g), (h) or (i) of Section 7.1 or any other Event of Default, and (iv) the exercise of remedies in accordance with the provisions of Section 7.1 hereof. Each Bank hereby irrevocably agrees to make such Revolving Loans promptly upon any such request or deemed request on account of Mandatory Borrowing, in the amount (but in proportion to each Bank's Pro Rata Share) and in the manner specified in the preceding sentence and on the same such date notwithstanding that (A) the amount of the Mandatory Borrowing may not comply with the minimum amount for borrowings of Revolving Loans otherwise required hereunder, (B) whether any conditions specified in Section 4.2 are then satisfied, (C) whether a Default or an Event of Default then exists, (D) failure of any such request or deemed request for Revolving Loans to be made by the time otherwise required in Section 2.2 hereof, (E) the date of such Mandatory Borrowing, or
(F) any reduction in the Revolving Loan Commitment or termination of the Commitments relating thereto immediately prior to such Mandatory Borrowing or contemporaneous therewith. In the event that any Mandatory Borrowing cannot for any reason be made on the date otherwise required above (including, without limitation, as a result of the commencement of a proceeding in bankruptcy with respect to any Borrower), then each Bank hereby agrees that it shall forthwith purchase (as of the date the Mandatory Borrowing would otherwise have occurred, but adjusted for any payments received from the Borrowers on or after such date and prior to such purchase) from the Money Market Bank such participations in the then outstanding Money Market Loans as shall be necessary to cause each such Bank to share in such Money Market Loans ratably based upon its respective Pro Rata Share of the Revolving Loan Commitment (determined before giving effect to any termination of the Revolving Loan Commitments pursuant to the last paragraph of Section 7.1), provided that (1) all interest payable on the Money Market Loans shall be for the account of the Money Market Bank until the date as of which the respective participation of each other Bank is purchased, and (2) at the time any purchase of participations pursuant to this sentence is actually made, the purchasing Bank shall be required to pay to the Money Market Bank interest on the principal amount of such participation purchased for each day from and including the day upon which the Mandatory Borrowing would otherwise have occurred to but excluding the date of payment for such participation, at the rate equal to, if paid within 2 Business Days of the date of the Mandatory Borrowing, the Federal Funds Rate, and thereafter at a rate equal to the Applicable Prime Rate.

(f) OPTIONAL PREPAYMENT OF MONEY MARKET LOANS. Subject to the provisions of this clause (f) and Section 3.9 hereof, the Representative Borrower may, at its sole option and on behalf of the Borrowers, prepay the principal amount of the Money Market Loans in whole or in part (in an amount of $10,000 or more and in multiples of $1,000) at any time and from time to time, without premium or penalty. In respect of each Optional Prepayment of a Money Market Loan proposed to be made by the Representative Borrower, the right of the Representative Borrower to make such Optional Prepayment is subject to the Agent's receipt from the Representative Borrower, no later than 12:00 P.M. on the Business Day specified therein as the date on which such Optional Prepayment is to be made, of a written notice (which shall be irrevocable) specifying (i) that the Representative Borrower desires to prepay such Money Market Loan, (ii) the principal amount of such Optional Prepayment, and (iii) the date (which shall be a Business Day) on which such Optional Prepayment will be made. Any Optional Prepayment of a Money Market Loan made by the Representative Borrower as permitted hereunder shall be paid to the Agent for the account of the Money Market Bank no later than 12:00 P.M. (Eastern Time) on the applicable prepayment date.

Section 2.5 MANDATORY REDUCTION IN REVOLVING LOAN COMMITMENT. From time to time during the term of this Agreement, to the extent that the sum of (i) the product of five (5) times EBITDA of CACI Limited (it being understood that, for the purposes of this Section 2.5, the words "Borrowers' and their respective Subsidiaries'" appearing in the definition of EBITDA shall be deemed deleted and the words "CACI Limited" shall be deemed substituted therefor) minus (ii) the aggregate sum of all Indebtedness of CACI Limited (it being understood that, for the purposes of this Section 2.5, each reference to the words "Borrower or any Subsidiary thereof" or "Borrower or Subsidiary" in the definition of Indebtedness shall be deemed deleted and the words "CACI Limited" shall be deemed substituted therefor) minus (iii) the aggregate sum of all income taxes payable by CACI Limited (net of the aggregate sum of all income taxes receivable of CACI Limited) shall be less than $12,000,000.00 (in Dollars), then the Facility Amount shall, without notice to the Borrowers, automatically be reduced on a dollar for dollar basis by the amount of such deficit, and the Revolving Loan Commitment and each Bank's Commitment hereunder shall also be reduced in proportion to each Bank's Pro Rata Share; provided, however, that the Facility Amount, as so reduced, and the Revolving Loan Commitment and each Bank's Commitment, also as so reduced, shall be increased (and, in the case of each Bank's Commitment, such increase shall be in proportion to each Bank's Pro Rata Share) from time to time upon and to the extent of any reduction in such deficit (it being understood that the Facility Amount shall at no time exceed
$50,000,000.00).   Upon the occurrence of a deficit as calculated by this
Section 2.5, the Representative Borrower shall make such prepayments of the Loans and/or Standby Letters of Credit as shall then be required pursuant to
Section 3.6(a)(ii) hereof.

                                 ARTICLE III

                        INTEREST, FEES AND REPAYMENT

Section 3.1     INTEREST ON THE REVOLVING LOANS.

(a) APPLICABLE PRIME RATE. The initial Revolving Loan and, except as provided pursuant to clause (b) of this Section 3.1, the aggregate principal amount of the Revolving Loans outstanding from time to time shall bear interest at a rate per annum equal to the Applicable Prime Rate until the entire principal amount of the Revolving Loans shall have been repaid. Any change in the rate of interest on the Revolving Loans resulting from a change in the Bank Prime Rate shall be effective as of the opening of business on the day on which such change in the Bank Prime Rate is effective.

(b) LIBOR RATE. In the event the Representative Borrower shall effect a LIBOR Conversion in accordance with the provisions of Section 3.8 of this Agreement, the aggregate principal amount of the Revolving Loans that are the subject of such LIBOR Conversion shall bear interest at a rate per annum equal to the Applicable LIBOR Rate.

Section 3.2 REGULATORY CHANGES. If, after the date of this Agreement, any Regulatory Change

(i) shall subject any Bank to any tax, duty or other charge with respect to its obligation to make or maintain any Loan or its Commitment, or shall change the basis of taxation of payments to such Bank of the principal of or interest on the Loans or in respect of any other amounts due under this Agreement in respect of its obligation to make any Loan or maintain its Commitment (except for changes in the rate of tax on the overall net income of such Bank); or

(ii) shall impose, modify or deem applicable any reserve, assessment, special deposit, capital adequacy, capital maintenance or similar requirement against assets of, deposits with or for the account of, or credit extended by, such Bank or shall impose on such Bank any other condition affecting (x) the obligation of the Bank to make or maintain the Loans or its Commitment, or (y) the Revolving Notes or the Money Market Note; and the result of any of the foregoing is to increase the cost to such Bank of making or maintaining any Loan or maintaining its Commitment or to reduce the amount of any sum received or receivable by such Bank under, or the rate of return attributable to, this Agreement or under the Revolving Notes or the Money Market Note, such Bank shall, within 30 days after the effective date of such Regulatory Change, provide written notice to the Representative Borrower of such Regulatory Change (it being agreed by the parties hereto that if such notice is given after 30 days' of the effective date of such Regulatory Change, the Borrowers shall be liable to the Banks for the additional amounts payable pursuant to this Section 3.2 only to the extent such additional amounts accrue from and after the date of the giving of such notice), together with a certificate describing in reasonable detail such increase or reduction, as the case may be, then, within 30 days after delivery of such notice by such Bank to the Representative Borrower if such Regulatory Change shall impose costs in excess of those costs, or reduce the amount of any such sum or rate of return below the amount or rate, applicable on the date of this Agreement, the Representative Borrower, on behalf of the Borrowers, shall pay to such Bank for the account of such Bank such additional amount or amounts as will compensate such Bank for such increase or reduction. A certificate of such Bank setting forth the basis for the amount of said increase or reduction, as the case may be, shall be conclusive in the absence of manifest error.

Section 3.3 INTEREST AFTER DUE DATE. In the event the Borrowers shall fail to make any payment of the principal amount of or interest on any of the Revolving Loans or Money Market Loans, or of the Unused Portion Fee, the Administrative Fee or the L/C Fee, in each case when due (whether by demand, acceleration or otherwise), the Representative Borrower, on behalf of the Borrowers, shall pay to the Agent for the account of the Banks interest on such unpaid amount, payable from time to time on demand, from the date such amount shall have become due to the date of payment thereof, accruing on a daily basis, at a per annum rate (the "Default Rate") equal to the sum of (x) the greater of the Applicable Prime Rate or Applicable LIBOR Rate determined on and, in the case of any continuing default, from time to time after the date of such default plus (y) two percent (2%).

Section 3.4     PAYMENT AND COMPUTATIONS.

(a) PAYMENTS. All payments required or permitted to be made to the Agent, to the Agent for the account of the Banks, or to any Bank under this Agreement or under any Note shall be made in Dollars (i) if to the Agent, at the Lending Office of the Agent in immediately available funds and (ii) if to any Bank, to it in immediately available funds at an account specified by such Bank in writing to the Representative Borrower. The Representative Borrower, on behalf of the Borrowers, hereby irrevocably instructs and authorizes the Agent to effect each payment of interest on the Loans due on each Interest Payment Date, and of each payment of the Unused Portion Fee and the Administrative Fee due on the applicable Fee Payment Date by debiting the Representative Borrower Account on such Interest Payment Date or Fee Payment Date, as the case may be, with the aggregate amount thereof, in each case, after giving effect to the crediting to the Representative Borrower Account of the proceeds of the Revolving Loan, if any, made on such Interest Payment Date or Fee Payment Date, as the case may be, in accordance with Section 2.1(b) of this Agreement. The Agent shall provide to the Representative Borrower an invoice showing the amount of such debit and the manner in which it was calculated.

(b) COMPUTATIONS. Interest on the unpaid portion of the Revolving Loans, the Money Market Loans, the Unused Portion Fee and the Administrative Fee shall each be calculated for the actual number of days (including the first day but excluding the last day) elapsed and shall be computed on the basis of a year of 360 days.

(c) INTEREST AND FEE PAYMENT DATES. The Unused Portion Fee and interest on the Loans shall be payable in arrears (i) in the case of the Revolving Loans and Money Market Loans, on each Interest Payment Date and (ii) in the case of the Unused Portion Fee, on each Fee Payment Date. The Administrative Fee, if any, shall be payable in advance on each Fee Payment Date. The L/C Fee shall be payable in arrears as provided in Section 2.3(b) hereof.

(d)   APPLICATION OF PAYMENTS; APPORTIONMENT.

      (i) Apportionment of Payments and Prepayments. Unless a Bank shall be in default of its obligations to advance any Revolving Loan or reimburse the Agent as provided herein, all payments and prepayments of principal and interest in respect of outstanding Revolving Loans and all payments of fees and all other payments in respect of any other Obligations (other than with respect to Money Market Loans) shall be allocated among such of the Banks as are entitled thereto in proportion to their respective Pro Rata Share. All payments and prepayments of principal and interest and other amounts in respect of the Money Market Loans shall be allocated only to the Money Market Bank.

      (ii) Upon the occurrence and during the continuance of an Event of Default, the Agent shall, unless otherwise specified by the Required Banks as provided in the last paragraph of this clause (ii), apply all payments (including the proceeds of any collateral obtained upon the exercise by the Agent of any remedy specified in the Pledge Agreement) in respect of any
Obligations:

            (A) first, and except as otherwise provided in Section 4(b)(ii) of the Pledge Agreement, to pay interest on and then principal of any portion of the Loans which the Agent may have advanced on behalf of any Bank for which the Agent has not then been reimbursed by such Bank or the Borrowers;

            (B) second, to pay Obligations in respect of any fees, expense reimbursement or indemnities due to the Agent;

            (C) third, to pay Obligations in respect of any fees, expense reimbursement, indemnities, increased costs or breakage then due to the Banks, pro rata;

            (D) fourth, to the ratable payment of overdue interest or late charges, if any, then due the Banks;

            (E) fifth, to the ratable payment of interest due in respect of the Revolving Loans and Money Market Loans;

            (F) sixth, to the ratable payment or prepayment of principal due in respect of the Revolving Loans and Money Market Loans;

            (G)  seventh, to the ratable payment of all other Obligations;

provided, however, that no Bank which shall be in default of its obligations to fund Revolving Loans or reimburse the Agent as provided herein shall be entitled to its ratable share of payments in respect of any Obligations prior to the payment to all non-defaulting Banks of all amounts due such Banks as provided herein.

The order of priority set forth in this Section 3.4(d)(ii) is set forth solely to determine the rights and priorities of the Agent and the Banks as among themselves. The order of priority set forth in clauses (C) through (G) of this Section 3.4(d)(ii) may at any time and from time to time be changed by the Required Banks without necessity of notice to or consent of or approval by the Borrowers, or any other Person. The order of priority set forth in clauses (A) and (B) of this Section 3.4(d)(ii) may be changed only with the prior written consent of the Agent.

Section 3.5 PAYMENT AT MATURITY. Any outstanding principal amount of the Revolving Notes or the Money Market Note theretofore not repaid, together with any accrued and unpaid Unused Portion Fee, Administrative Fee or L/C Fee, any accrued and unpaid interest thereon, together with any other amounts due and payable in accordance with the provisions hereof (including pursuant to Section 9.10 hereof) shall be due and payable in full on the Maturity Date, and this Agreement shall not terminate until all Obligations shall have been paid in full.

Section 3.6     PREPAYMENTS; CERTAIN EARLY REPAYMENTS.

(a)   MANDATORY PREPAYMENT OF LOANS AND STANDBY LETTERS OF CREDIT.

      (i) Upon the termination of this Agreement pursuant to the first sentence of Section 9.3 of this Agreement, the Representative Borrower, on behalf of the Borrowers, shall on the Prepayment Date (x) prepay the Loans in full together with interest accrued on the aggregate principal amount of the Loans to the Prepayment Date, and (y) pay to the Agent, for the account of the Banks all other amounts payable pursuant to Sections 3.9 and 9.3 of this Agreement.

      (ii) If at any time the Total Outstanding Amount shall be greater than the Facility Amount (as adjusted pursuant to Section 2.5 hereof), the Representative Borrower shall, on behalf of the Borrowers and without notice from the Bank, prepay that portion of the Loans and/or the Standby Letters of Credit, as the case may be, in an amount equal to such excess.

(b) OPTIONAL PREPAYMENTS OF REVOLVING LOANS. Subject to the terms and conditions of clause (c) below and Section 3.9 hereof, the Representative Borrower may, at its sole option and on behalf of the Borrowers, prepay the principal amount of the Revolving Loans (whether bearing interest at the Applicable Prime Rate or Applicable LIBOR Rate) in whole or in part (in an amount of $10,000 or more and in multiples of $1,000) at any time and from time to time, without premium or penalty.

(c) OPTIONAL PREPAYMENT PROCEDURE. In respect of each Optional Prepayment of Revolving Loans (whether bearing interest at the Applicable Prime Rate or Applicable LIBOR Rate) proposed to be made by the Representative Borrower, the right of the Representative Borrower to make such Optional Prepayment is subject to the Agent's receipt from the Representative Borrower, no later than 12:00 P.M. on the Business Day specified therein as the date on which such Optional Prepayment is to be made (unless such Optional Prepayment shall relate to LIBOR Loans, in which case such notice shall be given no later than 12:00 P.M., London time), of a written notice (which shall be irrevocable) specifying (i) that the Representative Borrower desires to prepay the Revolving Loans, (ii) the principal amount of such Optional Prepayment, and
(iii) the date (which shall be a Business Day or, if such Optional Prepayment relates to a LIBOR Loan, a LIBOR Business Day) on which such Optional Prepayment will be made. Any Optional Prepayment of Revolving Loans made by the Representative Borrower as permitted hereunder shall be paid to the Agent for the account of the Banks no later than 12:00 P.M. (Eastern Time) on the applicable prepayment date (except that any prepayment of a LIBOR Loan shall be paid no later than 10:00 A.M. (Eastern Time) on the applicable prepayment date).

Section 3.7     UNUSED PORTION FEE, AGENT FEE AND L/C FEE.

(a) UNUSED PORTION FEE. For each Fiscal Quarter (or part thereof) during the period from the Effective Date until the Maturity Date, the Representative Borrower, on behalf of the Borrowers, shall pay to the Agent for the account of the Banks pro rata based upon each Bank's Pro Rata Share of the Revolving Loan Commitment, an unused portion fee (the "Unused Portion Fee") determined by subtracting the sum of the aggregate outstanding amount of all Revolving Loans and Standby Letters of Credit (computed on the basis of the daily average for such Fiscal Quarter) from the Facility Amount. The Unused Portion Fee shall be computed at a rate per annum equal to, in the event the Senior Funded Debt to EBITDA ratio calculated pursuant to Section 6.1(e) hereof is (i) less than or equal to 1.00 to 1.00, then 0.09%, (ii) greater than 1.00 but less than or equal to 1.50 to 1.00, then 0.17%, and
(iii) greater than 1.50 to 1.00, then 0.25%. The Unused Portion Fee shall be due and payable in arrears on the Fee Payment Date to which such Unused Portion Fee relates and on the Maturity Date, and shall be calculated on the basis of a 360 day year and the actual days elapsed.

(b) ADMINISTRATIVE FEE. The Representative Borrower, on behalf of the Borrowers, shall pay to the Agent, as compensation for the services of the Agent hereunder, a fee (the "Administrative Fee") equal to $5,000.00 per annum for each Bank (other than the Agent) a party hereto either on the date hereof or by way of assignment (but not participation) pursuant to Section 9.8(c) hereof; provided, however, that no Administrative Fee shall be due and payable by the Representative Borrower with respect to any Bank if such Bank shall, after the execution hereof by the initial Banks, become a party hereto pursuant to the assignment provisions contained in Section 9.8(c) hereof without the consent of the Representative Borrower. The Administrative Fee payable by the Representative Borrower, on behalf of the Borrowers, as contemplated by this clause (b) shall be due on the applicable Fee Payment Date (and the Borrowers shall not be entitled to any credit if any Bank as to which such fee shall have been paid ceases to be a Bank hereunder for the entire year in respect of which such fee shall have been due and payable).

(c) L/C FEE. The Borrowers shall pay the L/C Fee in accordance with the provisions of Section 2.3(b) hereof.

Section 3.8     LIBOR CONVERSION.

(a) CONVERSION. So long as no Event of Default or Potential Event of Default shall have occurred and be continuing, the Representative Borrower, on behalf of the Borrowers, shall have the right to convert all or part of the outstanding Revolving Loans bearing interest at the then Applicable Prime Rate to loans bearing interest at the then Applicable LIBOR Rate (such conversion, a "LIBOR Conversion"); provided, however, that the LIBOR Period to which such LIBOR Conversion shall relate will not extend beyond the Maturity Date. In order to effect a LIBOR Conversion, the Representative Borrower, on behalf of the Borrowers, shall give the Agent irrevocable written notice (such notice, a "LIBOR Conversion Notice") at least three LIBOR Business Days prior to the first day of the LIBOR Period to which such LIBOR Conversion shall apply, stating that (i) the Representative Borrower wishes to effect a LIBOR Conversion, (ii) the aggregate principal amount of outstanding Revolving Loans which the Representative Borrower wishes to bear interest at the Applicable LIBOR Rate (it being understood and agreed that no LIBOR Conversion shall be permitted in an amount less than $2,000,000.00),
(iii) the applicable LIBOR Period being elected by the Representative Borrower (it being understood that no change in LIBOR with respect to any LIBOR Loans may be effected during any applicable LIBOR Period) and (iv) the Business Day on which the LIBOR Period is to be effective.

(b) NOTICE OF LIBOR RATE TO REPRESENTATIVE BORROWER. In the event the Representative Borrower has requested a LIBOR Conversion, the Agent shall give written notice to the Representative Borrower and the Banks of the LIBOR rate as promptly as reasonably possible after such rate is determined. The Agent's determination of the LIBOR rate shall be conclusive in the absence of manifest error.

(c) SUCCESSIVE NOTICE OF LIBOR CONVERSION. Subject to the provisions of clause (a) of this Section 3.8, the Representative Borrower may, on behalf of the Borrowers, by executing a LIBOR Conversion Notice at least three LIBOR Business Days prior to the first day of the LIBOR Period to which such LIBOR Conversion Notice shall apply, execute successive LIBOR Conversions with respect to any Revolving Loan then outstanding and bearing interest at the Applicable Prime Rate together with any then outstanding LIBOR Loans the LIBOR Period in respect of which is scheduled to expire on or before the start of the LIBOR Period specified in such LIBOR Conversion Notice. If, with respect to any LIBOR Loans, the Agent shall not have received a LIBOR Conversion Notice for the next immediately succeeding LIBOR Period which complies with the provisions of clause (a) of this Section 3.8, such LIBOR Loans shall, immediately upon the expiration of the then current LIBOR Period and without any notice to any Borrower, bear interest at the Applicable Prime Rate in accordance with the provisions of Section 3.1(a) of this Agreement.

(d) MARKET DISRUPTION, ETC. In the event that the Agent (i) shall have determined (which determination shall be conclusive and binding upon the Borrowers) that by reason of circumstances affecting the London interbank market either adequate or reasonable means do not exist for ascertaining the LIBOR rate elected by the Representative Borrower pursuant to the terms hereof or (ii) the Agent shall have determined (which determination shall be conclusive and binding on the Borrowers) that the applicable LIBOR rate will not adequately and fairly reflect the cost to the Agent of maintaining or funding loans bearing interest based on such LIBOR rate, with respect to any portion of the Revolving Loans that the Representative Borrower has requested be made as a LIBOR Loan (each, an "Affected Advance"), the Agent shall promptly notify the Representative Borrower (by telephone or otherwise, to be promptly confirmed in writing), with a copy to the Banks, of such determination. If the Agent shall give such notice, (x) any Affected Advances shall be made as advances which shall bear interest at the Applicable Prime Rate, and (y) any outstanding LIBOR Loan shall, from and after the last day of the then current LIBOR Period applicable thereto, bear interest at the Applicable Prime Rate. Until any notice under clauses (i) or
(ii) of this Section 3.8(d) has been withdrawn by the Agent, no amounts outstanding or to be advanced hereunder shall bear interest based upon LIBOR.

Section 3.9 BREAKAGE, ETC.. In the event of the prepayment of any LIBOR Loan or Money Market Loan (whether by way of acceleration or otherwise or due to an Optional Prepayment of any LIBOR Loan pursuant to Section 3.6(b) hereof or of any Money Market Loan pursuant to Section 2.4(f)), the Representative Borrower, on behalf of the Borrowers, shall pay to each Bank whose LIBOR Loan or Money Market Loan has been so prepaid any loss or expense which such Bank may incur or sustain directly as a result of such prepayment, including without limitation, an amount equal to (i) an amount of interest which would have accrued on the amount so prepaid for the period beginning on the date of such prepayment and ending on the last day of the applicable LIBOR Period, in the case of LIBOR Loans, or the applicable Money Market Period, in the case of Money Market Loans (such period, the "Breakage Period"), in each case at the Applicable LIBOR Rate or Applicable Money Market Rate, as the case may be, minus (ii) the amount of interest (as reasonably determined by each affected Bank) which would have accrued to such Bank on such amount by placing such amount on deposit for the Breakage Period with (A) in the case of LIBOR Loans, leading banks in the London interbank market, and (B) in the case of Money Market Loans, members of the Federal Reserve System.

                                 ARTICLE IV

                            CONDITIONS PRECEDENT

Section 4.1 CONDITIONS PRECEDENT TO EFFECTIVE DATE. The Revolving Loan Commitment of the Banks hereunder shall become effective at a closing at the offices of Crowell & Moring, 1001 Pennsylvania Avenue, N.W., Washington, D.C. 20004 only on the day (the "Effective Date") on which all of the following conditions precedent shall have been fulfilled to the satisfaction of the Banks; provided, however, that in the event the Effective Date shall have not occurred on or prior to August 28, 1996, the Banks shall have no further obligations hereunder:

(i) the Agent, on behalf of the Banks, shall have received from the Representative Borrower the following instruments, agreements, certificates and payments, as the case may be, on or prior to the Effective Date:

      (A) One Revolving Note, dated the Effective Date, for each Bank, payable to the order thereof in the amount of such Bank's Pro Rata Share of the Revolving Loan Commitment and duly executed by each Borrower;

      (B) The Money Market Note, dated the Effective Date, payable to the order of NationsBank, N.A. in the amount of $6,000,000.00 and duly executed by each Borrower;

      (C) the Agent shall have received from the Pledgors a Pledge Agreement, substantially in the form of Exhibit C hereto (the "Pledge Agreement"), together with certificates representing all shares of capital stock pledged thereunder and undated stock powers duly executed in blank;

      (D) The results of a search, upon the records maintained with the appropriate Secretary of State and county recorder offices of all jurisdictions deemed advisable by the Banks, regarding Uniform Commercial Code financing statements, if any, on file with such offices and naming any Borrower or any Subsidiary thereof as debtor, which results shall be satisfactory to the Banks;

      (E) An opinion or opinions of counsel to the Borrowers, in form and substance satisfactory to the Banks;

      (F) A certified copy of the resolutions of the Board of Directors of each Borrower and the Pledgors authorizing the execution and delivery of this Agreement and the other Loan Documents to which they are a party;

      (G) A copy of the charter documents and by-laws of each Borrower and any Subsidiary thereof, together with all amendments thereto, certified by the Secretary of such Borrower as being true, complete and correct and in effect as of the Effective Date;

      (H) An incumbency certificate of the Secretary, an Assistant Secretary or an Assistant Treasurer of each Borrower and CACI N.V. certifying the names and true signatures of each officer of such Borrower and CACI N.V. authorized to execute the Loan Documents to which each is a party and, in the case of the Representative Borrower, of each Authorized Officer authorized to execute the Loan Documents;

      (I) By wire transfer of immediately available funds, the Administrative Fee with respect to each Bank as to which the Agent shall be entitled to a fee in accordance with Section 3.7(b) hereof;

      (J) A certificate of an Authorized Officer of the Representative Borrower, dated the Effective Date, certifying that the matters contained in clauses (iii), (iv) and (v) of Section 4.2 hereof are true and correct; and

      (K) A certificate of an Authorized Officer of the Representative Borrower, dated the Effective Date, certifying, in form and substance satisfactory to the Banks, the Borrowers' compliance with Section 6.1(m) hereof, having attached to such certificate a summary in reasonable detail of the Representative Borrower's and its Subsidiaries' insurance coverage. Upon request of the Banks, the Representative Borrower shall deliver an insurance report of an independent insurance broker as to due compliance with Section 6.1(m) hereof.

(ii) the Representative Borrower shall have disclosed to the Banks promptly from time to time any material developments or changes in the Borrowers' and their respective Subsidiaries', taken as a whole, financial condition, assets, liabilities or prospects, including without limitation amendments to their charter documents or the Representative Borrower's Form 10-K or 10-Q and the exhibits thereto, and any material amendments, changes or terminations of any material contracts or the award of or loss of any material bid or proposal. Any such material developments, changes or amendments shall not have affected adversely the assumptions contained in the credit analysis of the Borrowers performed by the Banks prior to the execution of this Agreement;

(iii) the Representative Borrower shall have delivered to the Banks a true, correct and complete copy of the loan documents relating to that certain unsecured loan facility made to CACI Limited by the financing institution or institutions named therein in the aggregate amount of up to 500,000 Pound Sterling (the "U.K. Debt"), certified as of the Effective Date by an Authorized Officer of CACI Limited as such and that each such loan document remains in full force and effect and that no default or event that, with the lapse of time or the giving of notice or both, would constitute an event of default exists thereunder;

(iv) the Representative Borrower shall have delivered to the Banks (A) the Representative Borrower's Form 10-K for the Fiscal Year ending June 30, 1995 and Form 10-Q for the Fiscal Quarter ending March 31, 1996, and (B) such other unaudited consolidated financial statements of the Representative Borrower and its Consolidated Subsidiaries as any Bank shall reasonably request, together with, in each case, an officer's certificate, dated the Effective Date, from each of the Representative Borrower's Chief Financial Officer and Treasurer, stating that, to their personal knowledge after having performed such due diligence as would customarily be performed by a corporate officer in their position but no additional due diligence, the Representative Borrower's Form 10-K and Form 10-Q and unaudited consolidated financial statements, if any, attached thereto as of the Effective Date do not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(v) all legal matters incident to this Agreement shall be satisfactory to counsel for the Banks, and the Representative Borrower, on behalf of the Borrowers, shall have reimbursed the Banks for their fees and expenses and the fees and expenses of the Banks' counsel in connection with the preparation or review, as the case may be, of the Loan Documents and all matters incident thereto (it being understood that such statement may not reflect the final statement of fees and expenses incurred by the Banks' counsel in connection with such preparation or review);

(vi) all Schedules delivered hereunder by any Borrower shall be in form and substance satisfactory to the Banks; and

(vii) the Banks shall have received such other documents, instruments, certificates, opinions, agreements and information as the Banks or their counsel shall reasonably request in their discretion in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, current consolidated and consolidating financial statements of the Borrowers and their respective Subsidiaries, a report describing the aggregate amount and current age status of accounts receivable of any Borrower, and a report describing the current status of goods or services on backlog with any Borrower or Subsidiary thereof).

Section 4.2 FURTHER CONDITIONS PRECEDENT TO LOANS AND STANDBY LETTERS OF CREDIT. The obligation of the Agent, on behalf of the Banks, to make any Revolving Loan, and the obligation of the Money Market Bank to make any Money Market Loan, and the obligation of the Issuing Bank to issue any Standby Letter of Credit shall be subject to the fulfillment to the satisfaction of the Banks, in the case of Revolving Loans and Standby Letters of Credit, and the Money Market Bank, in the case of Money Market Loans, of the further conditions precedent that, on the Funding Date for such Revolving Loan or Money Market Loan or the issuance date for such Standby Letter of Credit, as the case may be:

(i) the Agent shall have received a Borrowing Notice (except as otherwise provided in the last sentence of Section 2.2(a) of this Agreement) in accordance with Section 2.2(a) or the Money Market Bank shall have received a Money Market Borrowing Notice in accordance with Section 2.4(c) or the Issuing Bank shall have received a request for a Standby Letter of Credit in accordance with Section 2.3(c), as the case may be, in each case executed by an Authorized Officer of the Representative Borrower (or other officer of the Representative Borrower designated by such Authorized Officer as having authority to execute such notice);

(ii) the prospect of payment of all obligations and liabilities outstanding or to become outstanding under this Agreement is not impaired due to acts or events materially bearing upon the financial condition of the Borrowers and their respective Consolidated Subsidiaries (taken as a whole), as determined by the Required Banks (or, in the case of Money Market Loans, the Money Market Bank) in their sole discretion;

(iii) since the date of the most recent financial statements or projections provided to the Banks, there shall have been no material adverse change in the Borrowers' or their respective Consolidated Subsidiaries' (taken as a whole) financial condition or in the Borrowers' or their respective Consolidated Subsidiaries' (taken as a whole) assets or prospects, in each case as determined by the Required Banks (or, in the case of Money Market Loans, the Money Market Bank) in their sole discretion;

(iv) the representations and warranties of the Borrowers and the Pledgors contained in Article V of this Agreement and in the Pledge Agreement are true and correct as of such Funding Date (or, in the case of Standby Letters of Credit, the date of issuance thereof) as though made on and as of such Funding Date (or, in the case of Standby Letters of Credit, the date of issuance thereof) (and, if any such representation and warranty shall not be true and correct, the Representative Borrower shall describe in writing to the Agent the nature of such misrepresentation and warranty);

(v) No event has occurred and is continuing, or would result from such Revolving Loan or Money Market Loan after giving effect to the application of the proceeds therefrom or from the issuance of such Standby Letter of Credit if the beneficiary thereof were to fully draw upon such Standby Letter of Credit on the date of issuance, which constitutes an Event of Default or would constitute a Potential Event of Default; and

(vi) the Agent shall have received a certificate, addressed to the Banks (or, in the case of a Money Market Loan, the Money Market Bank), of an Authorized Officer of the Representative Borrower, dated the date of the Borrowing Notice, certifying that the matters contained in clauses (iii),
(iv) and (v) of this Section 4.2 are true and correct.

                            ARTICLE V

                         REPRESENTATIONS

In order to induce the Banks and the Agent to enter into this Agreement and make the Loans contemplated by the terms hereof, the Representative Borrower represents and warrants with respect to itself and each other Borrower and CACI N.V. and any Subsidiary of any thereof, as the context shall require, as of the date hereof and as of the Effective Date that:

Section 5.1 EXISTENCE, POWER AND AUTHORITY. Each Borrower and each Subsidiary thereof is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to carry on its business as currently con-

ducted and to own or hold under lease its property; each Borrower and each Subsidiary thereof is duly qualified to do business as a foreign corporation in good standing in each other jurisdiction in which the conduct of its business or the maintenance of its property requires it to be so qualified and where the failure to be so qualified would have a material adverse effect on the financial condition, business or operation of such Borrower or Subsidiary; and, each Borrower and CACI N.V. has full corporate power and authority to execute and deliver the Loan Documents to which they are a party and to carry out the transactions contemplated thereby.

Section 5.2 AUTHORIZATION; ENFORCEABLE OBLIGATIONS. As of the Effective Date and thereafter, each Loan Document to which the Borrowers and CACI N.V. are a party has been duly authorized, executed and delivered by each Borrower and CACI N.V. and constitutes legal, valid and binding obligations of such Borrower and CACI N.V. enforceable against such Borrower and CACI N.V. in accordance with their respective terms (except as such enforceability may be limited by general principles of the law of equity or by any applicable bankruptcy, reorganization, insolvency, moratorium or similar laws and laws affecting creditors' rights generally).

Section 5.3 NO LEGAL BAR. The execution, delivery and performance by each Borrower and CACI N.V. of the Loan Documents to which they are a party
(i) do not violate the certificate of incorporation, by-laws or any preferred stock provision of such Borrower or CACI N.V., (ii) do not violate or conflict with any law, governmental rule or regulation or any judgment, writ, order, injunction, award or decree of any court, arbitrator, administrative agency or other governmental authority applicable to such Borrower or CACI N.V. or any indenture, mortgage, contract, agreement or other undertaking or instrument to which such Borrower or CACI N.V. is a party or by which their respective property may be bound and/or (iii) do not and will not result in the creation or imposition of any lien, mortgage, security interest or other encumbrance on any of its property pursuant to the provisions of any such indenture, mortgage, contract, agreement or other undertaking or instrument.

Section 5.4 CONSENTS. The execution, delivery and performance by each Borrower and CACI N.V. of the Loan Documents to which they are a party do not require any consent, which has not been obtained, of any other Person (including, without limitation, stockholders of such Borrower or CACI N.V.) or any consent, license, permit, authorization or other approval of, any giving of notice to, exemption by, any registration, declaration or filing with, or any taking of any other action in respect of, any court, arbitrator, administrative agency or other governmental authority.

Section 5.5 LITIGATION. Except as set forth on Schedule 5.5 hereto, there is no action, suit, investigation or proceeding by or before any court, arbitrator, administrative agency or other governmental authority pending or, to the knowledge of each Borrower or CACI N.V., threatened (i) which involves any of the transactions contemplated by this Agreement or (ii) against or affecting such Borrower or CACI N.V. or any Subsidiary of any thereof which could in the reasonable judgment of the Representative Borrower materially adversely affect the financial condition, business or operation of such Borrower or CACI N.V. or any Subsidiary of any thereof.

Section 5.6 NO DEFAULT. Except as set forth on Schedule 5.6 hereto in writing, neither any Borrower or CACI N.V. nor any Subsidiary of any thereof is in default under any material order, writ, injunction, award or decree of any court, arbitrator, administrative agency or other governmental authority binding upon it or its property, or any material indenture, mortgage, contract, agreement or other undertaking or instrument to which it is a party or by which its property may be bound, and nothing has occurred which would materially adversely affect the ability of any of them to carry on their respective business or perform their respective obligations under any such material order, writ, injunction, award or decree or any such material indenture, mortgage, contract, agreement or other undertaking or instrument.

Section 5.7 FINANCIAL CONDITION. The financial statements of the Borrowers (including the Representative Borrowers' Form 10-K and Form 10-Q) and their Subsidiaries, copies of which have been furnished to the Banks, were prepared in accordance with GAAP and are complete and correct and fairly and accurately present the financial condition of the Borrowers and their Subsidiaries (taken as a whole) as of their dates and the results of their operations for the periods then end. There has been no material adverse change in the financial condition of the Representative Borrower and the other Borrowers (taken as a whole) or the results of their operations since the date of such financial statements.

Section 5.8 USE OF PROCEEDS. None of the proceeds of the Revolving Loans or the Money Market Loans shall be used to purchase or carry, or reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulations G, U and X of the Board of Governors of the Federal Reserve system) or to extend credit to others for the purchasing or carrying of any margin stock. No Borrower is engaged in the business of extending credit for the purpose of purchasing or carrying any margin stock.

Section 5.9 BORROWER NOT AN INVESTMENT COMPANY. No Borrower is an "investment company", or a company "controlled" by an "investment company", within the meaning of the Investment Company Act of 1940, as amended.

Section 5.10 TAXES. The Borrowers and their Subsidiaries have filed or caused to be filed all tax returns which are required to be filed by them and have paid or caused to be paid all taxes which have been shown to be due and payable by such returns or (except to the extent being contested in good faith and for the payment of which adequate reserves have been provided) tax assessments received by any Borrower or any Subsidiary thereof to the extent that such taxes have become due and payable.

Section 5.11 ENVIRONMENTAL MATTERS. The Borrowers and their Subsidiaries conduct their respective operations in compliance with all applicable laws and regulations concerning the discharge of substances into the environment and other environmental control matters, except to the extent that non-compliance would not have a material adverse effect on the business, results of operations or condition (financial or otherwise) of the Borrowers (taken as a whole). No Borrower or any Subsidiary thereof has any liability, contingent or otherwise, under any law, ordinance or regulation relating to the storage, transport, disposal or release of "oil", "petroleum products", "hazardous substance", "hazardous waste", "hazardous material", "hazardous chemical substance", "refuse" or any other term of similar import (as such terms are defined in any such law, ordinance or regulation), except to the extent that any such liability would not have a material adverse effect on the business, results of operations or condition (financial or otherwise) of the Borrowers (taken as a whole).

Section 5.12 SUBSIDIARIES. There are no Affiliates or Subsidiaries (consolidated or otherwise, direct or indirect) of the Representative Borrower other than (i) the other Borrowers, (ii) the Foreign Subsidiaries set forth on Schedule 5.12 hereof and (iii) in the case of Affiliates, certain other Persons disclosed in writing to the Banks prior to the date hereof. The Representative Borrower is the holder (either directly or indirectly) of all of the outstanding shares of capital stock of each Borrower (other than the Representative Borrower) and, except as otherwise provided in the proviso contained in Section 6.1(q) hereof, of each Foreign Subsidiary. All Foreign Subsidiaries other than CACI Limited, CACI Virgin Islands, Inc., a corporation organized under the laws of the United States Virgin Islands, and CACI Nederland B.V., a corporation organized under the laws of The Netherlands, are non-operating companies. Except for CACI N.V. and CACI Limited, no Foreign Subsidiary is material to the financial condition or assets of the Borrowers and their Consolidated Subsidiaries, taken as a whole.

                                  ARTICLE VI

                                  COVENANTS

Section 6.1 AFFIRMATIVE COVENANTS. The Representative Borrower covenants and agrees for itself, each other Borrower, CACI N.V. and any Subsidiary of any thereof, as the context shall require, that, so long as this Agreement shall remain in effect or any Obligation shall remain unpaid:

(a) AUDITED ANNUAL FINANCIALS. The Representative Borrower shall deliver to the Agent and each Bank, as soon as available but within 90 days of the end of each fiscal year of the Representative Borrower ending June 30 (each such year, a "Fiscal Year"), a full and complete set of the annual audited consolidated financial statements (including statements of financial condition, income, cash flows and changes in shareholders' equity), together with all notes thereto, of the Representative Borrower and its Consolidated Subsidiaries prepared in accordance with GAAP and certified by an independent accounting firm of national recognition reasonably acceptable to the Required Banks (which certificate shall be accompanied by an unqualified opinion of such accounting firm of such statements).

(b) QUARTERLY FINANCIAL STATEMENTS. The Representative Borrower shall deliver to the Agent and each Bank, as soon as available but within 45 days following the end of each of the Representative Borrower's Fiscal Quarters, internally prepared consolidated and consolidating financial statements of the Representative Borrower and its Consolidated Subsidiaries (including a balance sheet, income statement and statement of cash flows), together with
(i) a report detailing the aggregate amount and current age status of accounts receivable of the Representative Borrower and any of its Consolidated Subsidiaries, (ii) a report, substantially in the form of Exhibit D hereof, describing the current status of goods or services on backlog with the Representative Borrower or any such Consolidated Subsidiary and (iii) a worksheet, in reasonable detail, of the calculation described in
Section 2.5 hereof, in each case as of the end of such Fiscal Quarter. The financial statements and reports required to be delivered under this clause
(b) shall be accompanied by a certificate of an Authorized Officer of the Representative Borrower, to the effect that the information contained therein is true and accurate as of the date of such certificate.

(c) EXCHANGE ACT AND SECURITIES ACT FILINGS. The Representative Borrower shall deliver to each Bank and the Agent, within 5 days following the filing with the SEC, copies of all filings by it or any of its Subsidiaries under the Exchange Act (including reports on Forms 10-Q, 10-K and 8-K) and registration statements filed with the SEC under either the Securities Act or the Exchange Act. The Representative Borrower shall deliver to each Bank and the Agent copies of all of the Representative Borrower's Annual Reports and Proxy Statements and, at the request of such Bank, any other shareholder communication.

(d) TAX FORMS. From time to time, each Borrower that is not created or organized under the laws of any State of the United States of America or the District of Columbia shall cooperate with each Bank and shall execute and deliver to such Bank in a timely manner such forms (including Internal Revenue Service Forms) and certificates as such Bank shall reasonably request, in each case for the purpose of confirming that such Bank is capable, under the provisions of any applicable tax treaty concluded with the United States of America or any other applicable law, of receiving payments of interest hereunder without deduction or withholding of any tax. In the event that any such tax shall be required to be withheld or deducted, the Representative Borrower shall pay to such Bank an amount that would fully indemnify such Bank for such withheld or deducted amount.

(e) SENIOR FUNDED DEBT TO EBITDA RATIO. The Borrowers and their respective Subsidiaries, taken as a whole, shall maintain, for (and at all times during) each Fiscal Quarter beginning with the Fiscal Quarter ending June 30, 1996 (the "Initial Fiscal Quarter"), a ratio of Senior Funded Debt to EBITDA of not greater than 2.50 to 1.00.

(f) CONSOLIDATED TANGIBLE NET WORTH. The Borrowers and their respective Subsidiaries, taken as a whole, shall maintain, for (and at all times during) each Fiscal Quarter beginning with the Initial Fiscal Quarter, a Consolidated Tangible Net Worth of not less than (i) $25,000,000.00 plus (ii) fifty percent (50%) of Consolidated Net Income (computed on a cumulative basis for each Fiscal Quarter during the term of this Agreement, from the Initial Fiscal Quarter to the date of determination without deducting any net losses during any Fiscal Quarter in which there was a net loss) plus (iii) the net proceeds from the issuance of any capital stock of the Representative Borrower as determined on a cumulative basis.

(g) CONSOLIDATED FIXED CHARGE COVERAGE RATIO. The Borrowers and their respective Subsidiaries, taken as a whole, shall at all times maintain, for (and at all times during) each Fiscal Quarter beginning with the Initial Fiscal Quarter, a ratio of Consolidated Cash Flow to Consolidated Fixed Charges of not less than 1.65 to 1.00. The ratio contemplated by this clause
(g) shall be computed on a rolling four quarter basis and shall include the Fiscal Quarter for which such ratio shall be determined plus the immediately preceding three Fiscal Quarters.

(h) QUICK ASSETS TO SENIOR FUNDED DEBT. The Borrowers and their respective Subsidiaries, taken as a whole, shall maintain, for (and at all times during) each Fiscal Quarter beginning with the Initial Fiscal Quarter a ratio of (i) the sum of all cash and Cash Equivalents of the Borrowers and their respective Subsidiaries plus the sum of the net current accounts receivable of all Borrowers and their respective Subsidiaries to (ii) Senior Funded Debt of not less than 1.50 to 1.00.

(i) PAYMENT OF DEBTS AND TAXES. Each Borrower and any Subsidiary thereof shall pay all debts, liabilities, taxes, assessments and other governmental charges when due in the ordinary course; provided, however, that no such debt, liability, tax, assessment or other governmental charge need be paid if such is being contested in good faith by appropriate legal proceedings promptly initiated and diligently conducted and if such reserves or other appropriate provision, if any, as shall be required by GAAP shall have been made therefor.

(j) CONDUCT OF BUSINESS. Each Borrower and its Subsidiaries shall continue to engage in business of the same general type as now conducted by such Borrower or Subsidiary. Each Borrower and its Subsidiaries will conduct and manage their respective business and affairs in the ordinary course, and shall take all steps necessary and reasonable for the purpose of preserving the value of their respective business and assets.

(k) PRESERVATION OF CORPORATE EXISTENCE. Each Borrower and any Subsidiary thereof shall at all times preserve and keep in full force and effect their respective corporate existence and their respective rights, privileges, licenses and franchises which are necessary in the normal conduct of their business; provided, however, that without the consent of the Required Banks, the Representative Borrower may cause any non-operating Subsidiary not a party to any Loan Document or CACI Nederland B.V. to cease its corporate existence so long as the assets of such entity are distributed to its parent company prior to such cessation.

(l) BOOKS AND RECORDS. Each Borrower and any Subsidiary thereof shall at all times keep and maintain complete and accurate books, accounts and records of its operations and affairs in accordance with customary and sound business practices, and shall permit each Bank and the Agent and their respective officers, employees, agents and representatives to, from time to time upon reasonable notice, have access to its place of business, examine such books, accounts and records and make copies thereof and discuss the affairs and finances of such Borrower or such Subsidiary with any of their respective officers or directors.

(m) INSURANCE. Each Borrower and any Subsidiary thereof shall maintain in full force and effect policies of insurance with responsible and reputable insurance companies or associations in such amounts as are within an acceptable range for and covering such risks as are usually and customarily insured against by companies engaged in similar businesses and owning similar properties in the same general area in which such Borrower or Subsidiary is engaged.

(n) COMPLIANCE WITH LAWS. Each Borrower and any Subsidiary thereof shall comply with all applicable laws, rules, regulations and orders of any governmental or regulatory body or authority, a breach of which could have a material adverse effect on the financial condition or business of the Representative Borrower and its Consolidated Subsidiaries (taken as a whole).

(o) COMPLIANCE WITH LOAN DOCUMENTS. Each Borrower and CACI N.V. shall comply with the terms and agreements contained in each Loan Document to which they are a party.

(p) BANKING RELATIONSHIP WITH THE AGENT. The Representative Borrower shall maintain with the Agent the Representative Borrower Account.

(q) PARENT OWNERSHIP OF CONSOLIDATED SUBSIDIARIES. The Representative Borrower will, at all times, either directly or indirectly own all of the shares of each class of capital stock of each other Borrower and any Subsidiary thereof; provided, however, that, in the case of any Foreign Subsidiary, not more than three percent (3%) of such shares may be owned by Persons other than any Borrower or Subsidiary thereof. So long as any Obligation remains outstanding, the Representative Borrower shall continue to consolidate the accounts of each its Foreign and Domestic Subsidiaries on the consolidated financial statements of the Representative Borrower.

(r) NOTICE OF DEFAULT. The Representative Borrower shall, promptly after becoming aware thereof, deliver to each Bank and the Agent notice of any Event of Default and Potential Event of Default.

(s) NOTICE OF ENVIRONMENTAL CLAIMS. The Representative Borrower shall deliver to each Bank and the Agent a copy of any notice or other communication (i) alleging any violation by any Borrower or any Subsidiary thereof of any laws or regulations concerning the discharge of substances into the environment and other environmental control matters or (ii) under which any Borrower or Subsidiary shall admit to any such violation. Each copy of any such notice shall be delivered to the Banks and the Agent promptly following the receipt or issuance thereof by such Borrower or Subsidiary.

(t) PAYMENTS PARI PASSU. Under applicable laws in force from time to time, the claims and rights of the Banks and the Agent against the Borrowers under the Loan Documents will not be subordinate to, and will rank at least pari passu with, the claims and rights of each other unsecured creditor of the Borrowers and their Subsidiaries.

Section 6.2 NEGATIVE COVENANTS. The Representative Borrower covenants and agrees for itself, each other Borrower, CACI N.V. and any Subsidiary of any thereof that, so long as this Agreement shall remain in effect or any Obligation shall remain unpaid:

(a) LIENS. The Borrowers and all Subsidiaries thereof, taken as a whole, shall not, directly or indirectly, create, incur, assume, grant, pledge or permit to exist any Lien on the property or assets of the Borrowers and Subsidiaries, taken as a whole, whether now owned or hereafter acquired, or any income or profits therefrom, other than:

      (i) any Lien (other than a Lien arising out of a purchase money security interest) which, together with all such other similar Liens, are no greater than $250,000;

      (ii) any Lien which shall constitute a purchase money security interest which, together with all such other similar Liens, are no greater than $5,000,000; and

      (iii) the Lien granted by the Pledgors under the Pledge Agreement.

(b) INDEBTEDNESS. No Borrower or any Subsidiary thereof shall, directly or indirectly, create, incur, assume or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, other than:

      (i) the Indebtedness incurred hereunder and evidenced by the Revolving Notes and the Money Market Note;

      (ii) the Indebtedness incurred by CACI Limited under the loan documents evidencing the U.K. Debt;

      (iii) the Indebtedness evidenced by the Standby Letters of Credit, if any, issued by the Bank in accordance with Section 2.3 hereof;

      (iv)  Indebtedness of the type described in clauses (i) and (ii) of
Section 6.2(a) which does not exceed (in each case in the aggregate and as to the Borrowers and their Subsidiaries, taken as a whole) the respective amounts set forth in such clauses (i) and (ii) of Section 6.2(a);

      (v) (A) any guarantee, suretyship agreement, other similar arrangement effecting the assumption of a debt or obligation of any other Borrower or Subsidiary thereof, or the endorsement of any promissory note or other instrument of obligation of any other Borrower or Subsidiary thereof, in each case which is entered into in the ordinary course of any Borrower's or Subsidiary's business and is necessary and beneficial in connection with the operation thereof, or (B) any guarantee, suretyship agreement, other similar arrangement effecting the assumption of a debt or obligation of any Person (other than any Borrower or Subsidiary thereof), or the endorsement of any promissory note or other instrument of obligation of any Person (other than any Borrower or Subsidiary thereof), in each case which is entered into in the ordinary course of any Borrower's or its Subsidiaries' business, is necessary and beneficial in connection with the operation thereof and the aggregate amount of all such guarantees, suretyship agreements, or other similar arrangements shall not exceed in the aggregate $1,000,000.00; and

      (vi) trade debt, operating leases, accounts payable and other similar indebtedness incurred in the ordinary course of any Borrower's or its Subsidiaries' business.

(c) CAPITAL STOCK. Without the prior written consent of the Required Banks, no Borrower or any Subsidiary thereof shall, directly or indirectly, repurchase, redeem or retire any of their capital stock, create new classes of capital stock, declare or pay any cash dividends on their capital stock, except that the Representative Borrower may:

      (i) repurchase from time to time the capital stock of the Representative Borrower provided such repurchases do not, throughout the term of this Agreement, exceed in the aggregate $10,000,000.00 and, provided further, that after giving effect to any such repurchase, the Borrowers shall be in compliance with all provisions of this Agreement (including, without limitation, all financial ratios contained in Section 6.1 hereof based on the financial statements most recently provided by the Representative Borrower to the Banks);

      (ii) declare and pay dividends or make other distributions on its capital stock if the Borrowers would be in compliance with all provisions of this Agreement, including without limitation the financial ratios contained in Section 6.1 hereof after giving effect to the payment or distribution thereof; and

      (iii) issue securities authorized under stock incentive plans described in the Representative Borrower's Form 10-K or Proxy Statement.

(d) LOAN. No Borrower (or any Subsidiary thereof) shall, directly or indirectly, make any loans or advances to any corporate officers or directors, or any employees, or any insiders or affiliates (as defined in the Exchange Act) or to any Subsidiary of any thereof not a party hereto, other than:

      (i) travel, relocation and other salary advances made in the ordinary course of any Borrower's or its Subsidiaries' business;

      (ii) loan to any Subsidiary of any Borrower not a party hereto proceeds of the Revolving Loans or Money Market Loans for the purpose of financing the acquisition of any Target as contemplated by, and in accordance with the limitations contained in, Section 6.1(e) hereof (provided such Subsidiary shall agree to be bound by the Loan Documents in accordance with
Section 6.2(h) hereof); and

      (iii) loans to any officer of the Representative Borrower for the purpose of enabling such officer to purchase securities of the type described in Section 6.2(c)(iii) hereof; provided that the aggregate amount of all loans made pursuant to this clause and outstanding from time to time shall not exceed $500,000.00.

(e) NO MERGER OR ACQUISITION. Without the prior written consent of the Required Banks, no Borrower or any Subsidiary thereof shall acquire, whether by stock or asset purchase, merger, consolidation or other business combination, any corporation, partnership, joint venture or other business organization (any such entity, the "Target"); provided, however, that the Representative Borrower or any direct or indirect Consolidated Subsidiary thereof may acquire, either by way of stock or asset acquisition, merger, consolidation or otherwise, one or more Targets if:

      (i) during the period beginning on the Effective Date and ending on the first anniversary thereof, the aggregate consideration (whether such consideration shall consist of stock, cash, the assumption of debt, or otherwise, and whether or not paid at closing or deferred) (any such consideration, "Acquisition Consideration") paid for all Targets acquired during such period shall not exceed $30,000,000.00;

      (ii) during the period beginning on the Effective Date and ending on the second anniversary thereof, the aggregate Acquisition Consideration paid for all Targets acquired during such period shall not exceed $40,000,000.00;

      (iii) during the period beginning on the Effective Date and ending on the third anniversary thereof, the aggregate Acquisition Consideration paid for all Targets acquired during such period shall not exceed $50,000,000.00;

      (iv) the Borrowers and their respective Subsidiaries shall, after giving effect to the acquisition of any such Target as provided above, be in compliance with all of the terms of this Agreement including the financial covenants described in Sections 6.1(e), Section 6.1(f) and 6.1(g) hereof as determined on a pro-forma basis, provided further that:

            (A) in the case of calculating the pro-forma Senior Funded Debt to EBITDA ratio pursuant to Section 6.1(e) hereof, (1) Senior Funded Debt shall be determined after giving effect to the acquisition of the Target, and
(2) EBITDA shall be determined on the basis of the lesser of (x) EBITDA for the 12 months immediately preceding the month of such acquisition with out taking into account such acquisition and (y) pro-forma EBITDA for the 12 months immediately preceding the month of such acquisition after taking into account such acquisition;

            (B) in the case of calculating pro-forma compliance with the Fixed Charge Coverage Ratio pursuant to Section 6.1(g) hereof, Consolidated Cash Flow shall be determined on the basis of the lesser of (1) Consolidated Cash Flow for the 12 months immediately preceding the month of such acquisition without taking into account such acquisition (in which case Consolidated Fixed Charges shall be determined on the basis of the 12 months immediately preceding the month of such acquisition without taking into account such acquisition) and (2) pro-forma Consolidated Cash Flow for the 12 months immediately preceding the month of such acquisition after taking into account such acquisition (in which case Consolidated Fixed Charges shall be determined on the basis of the pro-forma Consolidated Fixed Charges for the 12 months immediately preceding the month of such acquisition after taking into account such acquisition); and

            (C) in addition to complying with the pro-forma Fixed Charge Coverage Ratio as provided in clause (B) above, the Fixed Charge Coverage Ratio pursuant to Section 6.1(g) hereof shall, on a pro forma basis after giving effect to such acquisition, be equal to or greater than 1.20 to 1.00, where for the purposes of such computation Consolidated Cash Flow shall be determined on the basis of the lesser of (1) Consolidated Cash Flow for the 12 months immediately preceding the month of such acquisition without taking into account such acquisition (in which case Consolidated Fixed Charges shall be determined on the basis of the 12 months immediately preceding the month of such acquisition without taking into account such acquisition plus 20% of all indebtedness of whatever nature to be incurred or assumed in connection with such acquisition), and (2) pro-forma Consolidated Cash Flow for the 12 months immediately preceding the month of such acquisition after taking into account such acquisition (in which case Consolidated Fixed Charges shall be determined on the basis of the pro-forma Consolidated Fixed Charges for the 12 months immediately preceding the month of such acquisition after taking into account such acquisition plus 20% of all indebtedness of whatever nature to be incurred or assumed in connection with such acquisition);

      (v) such acquisition, merger, consolidation (or otherwise) is not hostile or pursued by way of tender offer, proxy contest or other contested manner (unless the Required Banks shall have waived in writing compliance with this clause (v)); and

      (vi) three (3) Business Days prior to consummation thereof, the Representative Borrower shall have delivered to the Agent (which shall promptly deliver a copy to the Banks) a certificate, executed by an Authorized Officer of the Representative Borrower, demonstrating in sufficient detail compliance with the financial covenants contained in this
Section 6.2(e) and, further, certifying that, after giving effect to the consummation of such acquisition, merger, consolidation (or otherwise), the representations and warranties of the Borrowers contained herein will be true and correct and that the Borrowers, as of the date of such consummation, will be in compliance with all other terms and conditions contained herein.

(f) MODIFICATIONS OF U.K. DEBT. CACI Limited shall not amend or modify in any respect any of the agreements or instruments delivered in connection with the U.K. Debt, the effect of which would, as a result thereof, contravene any of the provisions contained herein, increase the aggregate amount of the loan facility thereunder (which, as of the date hereof, is 500,000 Pounds Sterling) or otherwise adversely effect the ability of the Borrowers to make any payments of the principal of, or interest on, any Loan or of any Unused Portion Fee or Administrative Fee or L/C Fee or of any other amounts payable hereunder, in each case in accordance with the provisions hereof.

(g) FISCAL YEAR. The Representative Borrower and the other Borrowers shall not, without the prior written consent of the Required Banks, make any material change in accounting policies or reporting practices, including a change in their Fiscal Year.

(h) ADVANCES TO SUBSIDIARIES AND AFFILIATES. No Borrower shall, without the prior written consent of the Required Banks, make any advances (either directly or indirectly), whether such advances are made from the proceeds of the Revolving Loans, any Money Market Loan or Standby Letters of Credit or otherwise, to any of their respective Subsidiaries or Affiliates not a party hereto unless any such Subsidiary or Affiliate shall have entered into an agreement and/or instrument (in form and substance acceptable to the Required Banks) pursuant to which such Subsidiary or Affiliate shall have agreed to be bound by all of the terms, conditions, covenants and agreements contained herein and in the other Loan Documents, and such Subsidiary or Affiliate shall have delivered such documents, certificates and opinions as any Bank may reasonably request to implement such agreement.

(i) CREATION OF SUBSIDIARIES. No Borrower or any Subsidiary thereof shall create or cause to be formed any Subsidiary without the consent of the Required Banks unless such Subsidiary is a Consolidated Subsidiary of any Borrower and agrees to be bound by the terms and conditions of this Agreement pursuant to an agreement of the type and to the extent described in clause
(h) above.

(j) DISPOSITION OF ASSETS. No Borrower or Subsidiary thereof shall, without the prior written consent of the Required Banks, sell, transfer or otherwise dispose of (including by way of a sale and leaseback transaction) any its assets (whether real or personal) other than in the ordinary and usual course of its business.

(k) PERMITTED INVESTMENTS. No Borrower or Subsidiary thereof shall, without the prior written consent of the Required Banks, make any investment in any security (whether consisting of debt or equity or a partnership, limited liability company or other interest) or like instrument except for Permitted Investments (it being understood and agreed that this clause (k) shall not prohibit the investment in any Target to the extent permitted by the provisions of Section 6.2(e) hereof).

                                 ARTICLE VII

                              EVENTS OF DEFAULT

Section 7.1. EVENTS OF DEFAULT. If one or more of the following events or conditions (each, an "Event of Default") shall occur and be continuing, that is to say:

(a) the Borrowers shall default in the payment of principal of any Revolving Note or the Money Market Note when due; or

(b) the Borrowers shall default in the payment of interest on any Loan, or of the Unused Portion Fee, the Administrative Fee, any L/C Fee or of any other fee, expense or other amount payable hereunder after the same becomes due and payable for more than three (3) Business Days after notice thereof has been given by the Agent to the Representative Borrower (which notice may be telephonic); or

(c) any Borrower shall default in any payment of principal of or interest on, or fees and expenses relating to any other obligation for borrowed money (including without limitation the obligations arising under the U.K. Debt) beyond any period of grace provided with respect thereto or in the performance of any other agreement, term or condition contained in any instrument or agreement evidencing, securing, guaranteeing or otherwise relating to any such obligation and shall not have cured such default within any period of grace provided by such agreement and such obligation, either individually or in the aggregate, is for an amount in excess of $250,000 of the Indebtedness of the Borrowers; or

(d) any written representation or warranty made by any Borrower or Pledgor in or pursuant to this Agreement or any other Loan Document or in any other documents, certificates, financial statements or reports furnished by any Borrower or Pledgor or any Subsidiary of any thereof in connection with the transactions contemplated hereby shall prove to have been false or misleading in any material respect as of the time made or furnished; or

(e) (i) any Borrower shall default in the performance or observance of any covenant, condition or agreement contained in clause (c), (d), (h), (j), (k),
(l), (m), (s) or (t) of Section 6.1 and such default shall remained unremedied for more than ten (10) Business Days, or (ii) any Borrower shall default in the performance or observance of any other covenant, condition or agreement contained in Section 6.1 or any covenant, condition or agreement contained in Section 6.2; or

(f) any Borrower shall default in the performance or observance of any other covenant, condition or provision hereof or in any other Loan Document or any Pledgor shall default in the performance or observance of any covenant, condition or provision in the Pledge Agreement, and such default shall not be remedied within thirty (30) days after written notice thereof is received by the Representative Borrower (or, in the case of a default under the Pledge Agreement, the applicable Pledgor) from any Bank or the Agent; or

(g) a proceeding (other than a proceeding commenced by any Borrower or any Subsidiary thereof, as the case may be) shall have been instituted in a court having jurisdiction in the premises seeking a decree or order for relief in respect of such Borrower or Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or for the appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of such Borrower or Subsidiary or for any substantial part of its total assets, or for the winding-up or liquidation of its affairs and such proceedings shall remain undismissed or unstayed and in effect for a period of thirty (30) consecutive days or such court shall enter a decree or order granting the relief sought in such proceeding; or

(h) any Borrower or any Subsidiary thereof, as the case may be, shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) of such Borrower or Subsidiary or for any substantial part of its total assets, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action in furtherance of any of the foregoing; or

(i) a judgment or order shall be entered against any Borrower or any Subsidiary thereof, by any court, and (i) in the case of a judgment or order for the payment of money, either (A) such judgment or order shall continue undischarged and unstayed for a period of fifteen (15) days in which the aggregate amount of all such judgments and orders exceeds $100,000 or (B) enforcement proceedings shall have been commenced upon such judgment or order and (ii) in the case of any judgment or order for other than the payment of money, such judgment or order could, in the reasonable judgment of any Bank, together with all other such judgments or orders, have a materially adverse effect on the Borrowers and their respective Subsidiaries taken as a whole; or

(j) subject to the proviso contained in Section 6.1(p) hereof, the Representative Borrower shall cease to own (either directly or indirectly) 100% of the outstanding capital stock of the Borrowers and their respective Subsidiaries; or

(k) the occurrence of a material adverse change in the financial condition, properties or assets of the Representative Borrower and its Consolidated Subsidiaries, taken as a whole; or

(l) (i) any Termination Event shall occur with respect to any Benefit Plan (it being understood and agreed that the termination of the Representative Borrower's defined contribution plan in connection with the Representative Borrower's reorganization of its Benefit Plans shall not constitute an Event of Default hereunder provided such plan is fully funded at the time of termination), (ii) any Accumulated Funding Deficiency, whether or not waived, shall exist with respect to any Benefit Plan, (iii) any Person shall engage in any Prohibited Transaction involving any Benefit Plan, (iv) any Borrower or any ERISA Affiliate shall be in "default" (as defined in ERISA Section 4219(c)(5)) with respect to payments owing to a Multiemployer Benefit Plan as a result of such Borrower's or any ERISA Affiliate's complete or partial withdrawal (as described in ERISA Section 4203 or 4205) from such Multiemployer Benefit Plan, (v) any Borrower or any ERISA Affiliate shall fail to pay when due an amount that is payable by it to the Pension Benefit Guaranty Corporation or to a Benefit Plan under Title IV of ERISA, or (vi) a proceeding shall be instituted by a fiduciary of any Benefit Plan against any Borrower or any ERISA Affiliate to enforce ERISA Section 515 and such proceeding shall not have been dismissed within 30 days thereafter, except that no event or condition referred to in clauses (i) through (vi) shall constitute an Event of Default if it, together with all other such events or conditions at the time existing, has not had, and in the reasonable determination of the Required Banks will not have, a materially adverse effect on the Borrowers and their respective Subsidiaries, taken as whole; or

(m) if (i) any Borrower or any Subsidiary thereof shall be suspended or debarred from contracting with the United States Government and such suspension or debarment shall not have been lifted within fifteen (15) days after the imposition thereof, or (ii) the United States Government shall have terminated any contract to which any Borrower or any Consolidated Subsidiary thereof is a party and such termination would have a material adverse effect upon the financial condition or prospects of the Representative Borrower and its Consolidated Subsidiaries, taken as a whole;

(n)   the occurrence of a Change in Control or a Potential Change in Control;

then, and upon any such event, the Agent, with the consent of the Required Banks, may (1) upon notice to the Representative Borrower, on behalf of the Borrowers, declare the entire outstanding principal amount, if any, of the Revolving Notes, the Money Market Note, any and all accrued and unpaid interest thereon, any and all accrued and unpaid Unused Portion Fee, Administrative Fee and L/C Fees, and any and all other amounts payable by the Borrowers to the Banks or the Agent under this Agreement or the Revolving Notes or the Money Market Note to be forthwith due and payable, whereupon the entire outstanding principal amount, if any, of the Revolving Notes and the Money Market Note, together with any and all accrued and unpaid interest thereon, any and all accrued and unpaid Unused Portion Fee, Administrative Fee and fees in respect of Standby Letters of Credit, and any and all other such amounts and such reimbursement shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrowers; provided, however, that in the event of the entry of an order for relief with respect to any Borrower or its Subsidiary under the Bankruptcy Code, any principal amount of the Revolving Notes and the Money Market Note then outstanding, together with any and all accrued and unpaid interest thereon, any and all accrued and unpaid Unused Portion Fee, Administrative Fee and any fee in respect of any Standby Letter of Credit, and any and all such other amounts shall thereupon automatically become and be due and payable without presentment, demand, protest or notice of any kind, all of which are hereby expressly waived by the Borrowers; (2) terminate or reduce the Revolving Loan Commitment; (3) exercise any rights and remedies available to it under any Loan Document (including without limitation the Pledge Agreement) or under applicable laws, including without limitation any rights and remedies of a secured party under the Uniform Commercial Code in effect in the Commonwealth of Virginia and under any other applicable laws.

                                  ARTICLE VIII

                                   THE AGENT

Section 8.1     APPOINTMENT OF AGENT.

(a) APPOINTMENT GENERALLY. Each of the Banks hereby designates and appoints NationsBank, N.A. as the Agent of such Bank under this Agreement and the other Loan Documents, and each of the Banks hereby irrevocably authorizes the Agent to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers as are set forth herein and therein, together with such other powers as are incidental thereto. The Agent agrees to act as such on the express conditions contained in this Article VIII.

(b) AGENT ACTS FOR BANKS. The provisions of this Article VIII are solely for the benefit of the Agent and the Banks and the Borrowers shall have no right (including as third party beneficiary) to rely on or enforce any of the provisions hereof. In performing its functions and other duties under this Agreement and the other Loan Documents, the Agent shall act solely as agent for the Banks and does not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Borrowers or any of their Affiliates.

Section 8.2   NATURE OF DUTIES; NON-RELIANCE ON AGENT AND OTHER BANKS.

(a) The Agent shall not have any duties or responsibilities except those expressly set forth in this Agreement or in the other Loan Documents. The duties of the Agent shall be mechanical and administrative in nature. The Agent shall not have by reason of this Agreement or any other Loan Document a fiduciary relationship in respect of any Bank and is not a trustee for the Banks. Nothing in this Agreement or any of the other Loan Documents, expressed or implied, is intended to or shall be construed to impose upon the Agent any obligations in respect of this Agreement or any of the other Loan Documents except as expressly set forth herein and therein. If the Agent seeks the consent or approval of the Banks to the taking or refraining from taking of any action hereunder, the Agent shall send notice thereof to each Bank. The Agent shall promptly notify each Bank at any time the Required Banks or all of the Banks, as the case may be, have instructed the Agent to act or refrain from acting pursuant hereto. The Agent may execute any of its duties hereunder or under any other Loan Document by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

(b) Each Bank expressly acknowledges that neither the Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Agent or any Affiliate thereof hereinafter taken, including any review of the affairs of any Borrower or any Subsidiary thereof, shall be deemed to constitute any representation or warranty by the Agent to any Bank. Each Bank represents to the Agent that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrowers and their Subsidiaries and made its own decision to make its Loans and issue or participate in the issuance of Standby Letters of Credit hereunder and enter into this Agreement and the other Loan Documents to which it is a party. Each Bank covenants that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement or any other Loan Document to which it is a party, and to make such investigations as it deems necessary to inform itself as to the business, assets, operations, property, financial and other conditions, prospects and creditworthiness of the Borrowers and their Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Banks by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Bank with any credit or other information concerning the business, operations, assets, property, financial and other conditions, prospects or creditworthiness of the Borrowers and their Subsidiaries which may come into the possession of the Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

Section 8.3 RIGHTS, EXCULPATION, ETC. Neither the Agent nor any of its Affiliates nor any of their respective officers, directors, employees, agents, attorneys or consultants shall be liable to any Bank for any action taken or omitted by it or such Person hereunder or under any of the other Loan Documents, or in connection herewith or therewith, except that (i) the Agent shall be obligated on the terms set forth herein for performance of its express obligations hereunder, and (ii) neither the Agent nor any such other Person shall have any liability hereunder or under any other Loan Document except to the extent arising out of its own gross negligence or willful misconduct (as determined by the final judgment of a court of competent jurisdiction). The Agent shall not be liable for any apportionment or distribution of payments made by it in good faith pursuant to the terms of this Agreement and if any such apportionment or distribution is subsequently determined to have been made in error the sole recourse of any Bank to whom payment was due, but not made, shall be to recover from other Banks any payment in excess of the amount to which they are determined to have been entitled. The Agent shall not be responsible to any Bank for any recitals, statements, representations or warranties made by any Borrower or Subsidiary thereof in this Agreement or in any other Loan Document or in any other document, certificate report or financial statement delivered by any Borrower or any Subsidiary thereof in connection herewith or therewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, or sufficiency of this Agreement or any of the other Loan Documents, or any of the transactions contemplated thereby, or for the financial condition of the Borrowers or any of their respective Subsidiaries. The Agent shall not be required to make any inquiry concerning conditions of this Agreement or any of the Loan Documents or the financial condition of the Borrowers or any of their respective Subsidiaries or the existence or possible existence of any Potential Event of Default or Event of Default.
The Agent may at any time request instructions from the Banks with respect to any actions or approvals which by the terms of this Agreement or of any of the other Loan Documents the Agent is permitted or required to take or to grant, and if such instructions are promptly requested, the Agent shall be absolutely entitled to refrain from taking any action or to withhold any approval and shall not incur any liability whatsoever to any Person for refraining from any action or withholding any approval under any of the Loan Documents until it shall have received such instructions from the Required Banks or, to the extent specifically provided herein, all the Banks or unless it shall first be indemnified by the Banks against any and all liability and expense which may be incurred by it by reason of refraining to take any action or withholding any approval. Without limiting the foregoing, no Bank shall have any right of action whatsoever against the Agent as a result of the Agent acting or refraining from acting under this Agreement or any of the other Loan Documents in accordance with the instructions of the Required Banks or, to the extent specifically provided herein, all the Banks, and such instructions shall be binding upon all Banks (including their successors and assigns).

Section 8.4   RELIANCE; NOTICE OF DEFAULT.

(a) The Agent shall be entitled to rely upon any written notice, statement, certificate, order, letter, cablegram, telegram, telecopy, telex or teletype message, statement or other document or any telephone message believed by it in good faith to be genuine and correct and to have been signed or made by the proper Person, and with respect to all matters pertaining to this Agreement or any of the other Loan Documents and its duties hereunder or thereunder, upon advice of legal counsel (including counsel for the Borrowers or the Pledgors), independent public accountants and other experts selected by it with reasonable care. The Agent may deem and treat each Bank as the owner of its interests hereunder for all purposes unless and until the Agent shall have received a duly executed instrument of assignment as contemplated by Section 9.8(c) hereof and the other conditions to assignment, to the extent applicable, shall have been satisfied.

(b) The Agent shall not be deemed to have knowledge or notice of the occurrence of any Event of Default or Potential Event of Default unless the Agent has received notice from a Bank or the Representative Borrower referring to this Agreement, describing such Event of Default of Potential Event of Default and stating that such notice is a "notice of Event of
Default" of "notice of Potential Event of Default", as the case may be.   The
Agent shall take such action with respect to such Event of Default or Potential Event of Default as shall be reasonably directed by the Required Banks.

Section 8.5 INDEMNIFICATION. To the extent that the Agent is not reimbursed and indemnified by the Borrowers or the Borrowers fail upon demand by the Agent to perform their obligations to reimburse or indemnify the Agent, the Banks will severally reimburse and indemnify the Agent for and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement or any of the other Loan Documents or any action taken or omitted by the Agent under this Agreement or any of the other Loan Documents, in proportion to each Bank's Pro Rata Share; provided, that no Bank shall be liable for (i) any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence or willful misconduct (as determined by the final judgment of a court of competent jurisdiction) or (ii) the legal fees and expenses incurred by the Agent in connection with the execution and delivery of this Agreement and the other Loan Documents (to the extent not reimbursed by the Borrowers). The obligations of the Banks under this
Section 8.5 shall survive the payment in full of the Revolving Loans and the Money Market Loans and the termination of this Agreement.

Section 8.6 THE AGENT INDIVIDUALLY. With respect to its Pro Rata Share hereunder and the Revolving Loans, Money Markets Loans, if any, and Standby Letters of Credit made by it, the Agent shall have and may exercise the same rights and powers hereunder and is subject to the same obligations and liabilities as and to the extent set forth herein for any other Bank. The term "Banks" or "Required Banks" or any similar terms shall, unless the context clearly otherwise indicates, include the Agent in its individual capacity as a Bank. The Agent and its Affiliates may accept deposits from, lend money to, and generally engage in any kind of banking, trust or other business with the Borrowers as if it were not acting as Agent pursuant hereto.

Section 8.7   SUCCESSOR AGENT; RESIGNATION OF AGENT.

(a) The Agent may resign from the performance of its functions and duties hereunder at any time by giving at least twenty (20) days' prior written notice to the Banks and the Representative Borrower. In the event that the Agent gives notice of its desire to resign from the performance of its functions and duties as Agent, any such resignation shall take effect only upon the acceptance by a successor Agent of appointment pursuant to clauses
(b) and (c)  below.

(b) The Required Banks shall jointly appoint a successor Agent, which shall be a Bank hereunder.

(c) If a successor Agent shall not have been so appointed within said twenty (20) day period, the retiring Agent shall then appoint a successor Agent who shall serve as Agent until such time, if any, as the Banks appoint a successor Agent as provided above, it being understood and agreed that any successor Agent so appointed by the retiring Agent pursuant to this clause
(c) need not be, notwithstanding the provisions of clause (b) above, a Bank hereunder so long as such successor Agent is a commercial bank organized under the laws of the United States of America or of any State thereof or of the District of Columbia and has a combined capital and surplus of at least $400,000,000.00.

(d) Upon the appointment of a successor Agent, the term "Agent" shall, for all purposes of this Agreement and the other Loan Documents, thereafter include such successor Agent, the retiring Agent shall be discharged from its duties and obligations as Agent, as appropriate, under this Agreement and the other Loan Documents and the successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, except that the retiring Agent shall reserve all rights as to obligations accrued or due to it, in its capacity as such, at the time of such succession and all rights (whenever arising) under Section 9.10 hereof.

Section 8.8 CERTAIN MATTERS REQUIRING THE CONSENT OF ALL BANKS. Subject to the provisions of Section 8.9(ii) hereof, the consent of all the Banks shall be required for taking any of the following required or permitted actions hereunder:

(i) any decrease or increase in any interest rate or margin applicable to any Loan or in any fee payable hereunder;

(ii)  any change in the Maturity Date;

(iii) any increase in the Facility Amount (except for such increases following a reduction in the Facility Amount as contemplated by Section 2.5 hereof); and

(iv) any postponement of the date of payment of any principal, interest or fees (other than the Administrative Fee, which may be postponed or waived at the sole discretion of the Agent) due hereunder.

For the avoidance of doubt, all other actions, consents, waivers and amendments permitted or required hereunder by the Banks shall be by the Required Banks (unless such action, consent, waiver or amendment shall relate only to an individual Bank, in which case such action may be taken by such Bank individually).

Section 8.9 DEFAULTING BANKS VOTE NOT COUNTED. Whenever the "Required Banks" or "all the Banks" shall be required or permitted to take any action pursuant to the provisions of any Loan Document, for so long as a Bank shall be in default of its obligation to advance its Pro Rata Share of any Loan or advance any other funds to the Agent or any other Bank as required hereunder:

(i) until the earlier of the cure of such default and the termination of the Revolving Loan Commitment, the term Required Banks for purposes of this Agreement shall mean Banks (excluding all Banks whose default shall have not been cured) whose Pro Rata Shares represent more than fifty percent (50%) of the aggregate Pro Rata Shares of such Banks; and

(ii) until the earlier of the cure of such default and the termination of the Revolving Loan Commitment, the term "all the Banks" for purposes of this Agreement shall mean Banks (excluding all Banks whose default shall have not been cured) whose Pro Rata Shares represent one hundred percent (100%) of the aggregate Pro Rata Shares of such Banks.

                                  ARTICLE IX

                                 MISCELLANEOUS

Section 9.1 AMENDMENTS AND WAIVERS; CUMULATIVE REMEDIES. No delay or failure of any Bank or the Agent or the holder of any the Revolving Notes or the Money Market Note in exercising any right, power or privilege hereunder or under any other Loan Document shall affect such right, power or privilege; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of any Bank or the Agent or any other holder of the Revolving Notes or the Money Market Note are cumulative and not exclusive of any rights or remedies which any of them would otherwise have. Neither this Agreement or any other Loan Document, nor any term, condition, representation, warranty, covenant or agreement hereof or thereof, may be changed, waived, discharged or terminated orally but only by an instrument in writing executed by the party against whom such change, waiver, discharge or termination is sought. Any waiver, permit, consent or approval of any kind or character (whether involving a breach, default, provision, condition or term hereof or otherwise) on the part of any Bank or the Agent or any other holder of any Note, or of the Borrowers under this Agreement, or under any other Loan Document shall be effective only in the specific instance and for the purpose for which given and only to the extent set forth specifically in writing. No notice or demand given hereunder shall entitle the recipient thereof to any other or further notice or demand in similar or other circumstances.

Section 9.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations, warranties, covenants and agreements of the Borrowers and the Pledgors contained herein or made in writing in connection herewith shall survive the execution and delivery of this Agreement and the Pledge Agreement, the making of Loans hereunder and the issuance of the Notes.

Section 9.3 SUPERVENING ILLEGALITY. If, after the Effective Date, as the result of (i) the adoption of any law, rule or regulation by any Governmental Body, (ii) any change in the existing laws, rules and regulations of any Governmental Body, (iii) the issuance of any order or decree by any Govern-

mental Body, (iv) any change in the interpretation or administration of any applicable law, rule, regulation, order or decree by any Governmental Body (including any central bank or similar agency) charged with the interpretations or administration thereof, or (v) compliance by any Bank with any request or directive (whether or not having the force of law) of any Governmental Body, it shall be unlawful or impossible for any Bank to maintain the Revolving Loans or the Money Market Loans, such Bank shall so notify the Representative Borrower and the Agent and such Bank, by giving the Representative Borrower at least one hundred twenty (120) Business Days' prior written notice, may require the Borrowers to prepay the aggregate principal amount of, and all accrued and unpaid Unused Portion Fee and all other fees and all accrued and unpaid interest on, the Revolving Loans and the Money Market Loans, as the case may be (together with any other amounts that may become payable hereunder as a result thereof, including all amounts pursuant to Section 9.10 of this Agreement), on a Business Day (the "Prepayment Date") specified in such notice. If after the date of this Agreement and prior to the initial Funding Date it shall become unlawful for any Bank to make any Revolving Loans or Money Market Loans hereunder or to maintain its Commitment, this Agreement shall terminate forthwith with respect to such Bank and neither such Bank nor the Borrowers shall have any further rights or obligations under this Agreement, provided, however, that the Borrowers, in the event of any termination pursuant to this second sentence of Section 9.3, shall pay to such Bank the amount of all accrued and unpaid fees, if any, together with all amounts then due pursuant to Section
9.10 hereof. If it shall become unlawful for any such Bank to make any Revolving Loans or Money Market Loans as provided in this Section 9.3, the Revolving Loan Commitment shall automatically be deemed to be decreased in the amount of such Bank's Pro Rata Share, and the Commitment of each such other Bank shall be adjusted accordingly.

Section 9.4 NO REDUCTION IN PAYMENTS. All payments due to the Banks hereunder, and all other terms, conditions, covenants and agreements to be observed and performed by the Borrowers hereunder, shall be made, observed or performed by the Borrowers without any reduction or deduction whatsoever, including any reduction or deduction for any set-off, recoupment, counterclaim (whether sounding in tort, contract or otherwise) or tax.

Section 9.5 STAMP TAXES. The Representative Borrower, on behalf of the Borrowers and the Pledgors, agrees to pay, and to save each Bank harmless from all liability for, any State or Federal stamp, transfer, documentary or similar taxes, assessments or charges (herein "Stamp Taxes"), and any penalties or interest with respect thereto, which may be assessed, levied, collected or imposed by or upon such Bank, or otherwise become payable by such Bank, in connection with the execution and delivery of this Agreement or the Pledge Agreement or the Revolving Notes or the Money Market Note.

Section 9.6 NOTICES. Any notice, statement, request or demand required or permitted hereunder to be in writing may be given by telecopy, telex, cable or other customary means of electronic communication or by registered or certified mail (return receipt requested) or express courier, postage prepaid. All notices, statements, requests and demands given to or made upon any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given or made, in the case of telephonic notice (to the extent expressly permitted hereunder) when made, or in the case of any other type of notice, when actually received, if:

to the Representative Borrower or to any other Borrower (in which case such communication shall be addressed care of the Representative Borrower), to it at:

                    CACI International Inc
                    1100 North Glebe Road
                    Arlington, Virginia  22021
                    Attention:  James P. Allen
                    Telephone:  (703) 841-7946
                    Telecopy:   (703) 522-6895

     if to the Agent, to it at:

                    NationsBank, N.A.
                    8300 Greensboro Drive
                    Fifth Floor
                    Arlington, Virginia  22102
                    Attention:  James W. Gaittens
                    Telephone:  (703) 761-8022
                    Telecopy:   (703) 761-8059

     and if to any Bank, to it at its
                    address specified opposite its name
                    on the signature pages hereto.

or such other address for notice as any party hereto may designate for itself in a notice to the other party, except in cases where it is expressly provided herein that such notice, statement, request or demand shall not be effective until received by the party to whom it is addressed. Notice to the Representative Borrower in accordance with the provisions hereof shall, for all purposes of this Agreement and the other Loan Documents, constitute and be deemed to be notice to each Borrower.

Section 9.7 GOVERNING LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE DEEMED TO BE CONTRACTS UNDER THE LAWS OF THE COMMONWEALTH OF VIRGINIA AND, FOR ALL PURPOSES, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES.

Section 9.8   SUCCESSORS AND ASSIGNS; PARTICIPATIONS; ASSIGNMENTS.

(a) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective permitted successors and assigns of the parties hereto, provided that no Borrower may assign or transfer any of its interest hereunder without the prior written consent of the Banks and the Agent.

(b) Any Bank may sell participation in all or any part of the Revolving Loans made by it or its Commitment or any other interest herein or in its Revolving Note or in any other document delivered or instrument delivered in connection herewith to another bank or other entity. In the case of such participation by a Bank, (i) the participant shall not have any rights under this Agreement or the applicable Revolving Note or any other document or instrument delivered in connection herewith (the participant's rights against such Bank in respect of such participation to be those set forth in the agreement executed by such Bank in favor of the participant relating thereto), (ii) all amounts payable by the Borrowers shall be determined as if such Bank had not sold such participation and (iii) the Borrowers shall continue to deal directly with such Bank with respect to the transactions contemplated hereby.

(c) ASSIGNMENTS. Each Bank may assign any of its rights or interests under the Loan Documents to one or more financial institutions, provided that:

      (i) each such assignment shall be in an amount not less than $10,000,000.00 (or such lesser amount if, after giving effect to such assignment and all other assignments by such Bank occurring substantially simultaneously therewith, such assigning Bank shall hold no Commitment or any Revolving Loan;

      (ii) each such assignment by a Bank of its Commitment or Revolving Loans shall be made in such manner so that the same portion of such Bank's Commitment, Revolving Loans, Revolving Note and obligations in respect of any Standby Letter of Credit is assigned to the respective assignee Bank; and

      (iii) if such assignment is made at the request of the Representative Borrower with the consent of the Banks and the Agent, the Borrowers shall pay to the Agent the Administrative Fee with respect to such assignee Bank as provided pursuant to Section 3.7 hereof;

      (iv) if such assignment is not being made at the request of the Borrowers, (A) the assignee Bank shall pay to the Agent an annual fee to cover its administrative costs in the amount of $5,000.00, and (B) the assigning Bank shall pay to the Agent a one-time fee in the amount of $2,000.00; and

      (v) the Agent shall have consented to such Assignment, which consent shall not be unreasonably withheld or delayed.

Upon execution and delivery by the assignee to the Borrowers and the Agent of an instrument in writing pursuant to which such assignee agrees to be a "Bank" hereunder (if not already a Bank) having the Commitment and Revolving Loans specified in such assignment, and upon the consent of the Agent as provided above, the assignee shall have, to the extent of such assignment, the rights, benefits and obligations of a Bank hereunder holding the Commitment, Revolving Loans (or portions thereof) and Standby Letters of Credit or deemed participations therein, as applicable, assigned to it pursuant to such assignment (in addition to the Commitment, Revolving Loans (or portions thereof) and Standby Letters of Credit or deemed participations therein, as applicable, theretofore held by such assignee), and the assigning Bank shall, to the extent of such assignment, be relieved from its Commitment (or portion thereof) so assigned.

Section 9.9   AFFIRMATIVE RATE OF INTEREST PERMITTED BY LAW.  Nothing in this

Agreement or in any Note shall require the Borrowers to pay interest to the Agent for the account of the Banks at a rate exceeding the maximum rate permitted by applicable law to be charged or received by the Banks, it being understood that this Section 9.9 is not intended to make the criminal laws of any jurisdiction applicable in circumstances in which they would not otherwise apply. If the rate of interest specified herein, in any Revolving Note or in the Money Market Note would otherwise exceed the maximum rate so permitted to be charged or received with respect to any amounts outstanding hereunder or under such Revolving Note or the Money Market Note, the rate of interest required to be paid to the Agent for the account of the Banks shall be automatically reduced to such maximum rate.

Section 9.10   COSTS AND EXPENSES; INDEMNIFICATION.

(a) Without regard to whether the Effective Date shall have come into existence or whether any Revolving Loan or Money Market Loan or Standby Letter of Credit shall have been made or issued hereunder, the Representative Borrower, on behalf of the Borrowers and the Pledgors, shall pay to each Bank and the Agent, as the case may be, and reimburse each Bank and the Agent for, as the case may be, and save each Bank and the Agent, as the case may be, harmless against and indemnify each Bank and the Agent, as the case may be, against losses from:

      (i) in the case of the Agent, (x) all out-of-pocket cost and expenses of the Agent in connection with the preparation, execution, delivery, waiver, modification and amendment of this Agreement and any other Loan Document (to the extent applicable) and any other document or instrument delivered in connection with the transactions contemplated hereby, including, without limitation, the reasonable fees and expenses of counsel for the Agent with respect thereto, and (y) all out-of-pocket costs and expenses, if any (including without limitation, reasonable counsel fees and expenses), of such Agent in such capacity in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement and any other Loan Document and any other document or instrument delivered in connection with the transactions contemplated hereby, including, for the avoidance of doubt and without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this clause (i); and

      (ii) in the case of any Bank, all out-of-pocket costs and expenses, if any (including without limitation, reasonable counsel fees and expenses), of such Bank in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Agreement and any other Loan Document and any other document or instrument delivered in connection with the transactions contemplated hereby, including, for the avoidance of doubt and without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this clause (ii).

(b) The Representative Borrower, on behalf of the Borrowers and the Pledgors, shall indemnify and hold harmless each Bank, the Agent and their respective affiliates, officers, directors, employees, agents and advisors (each, an "Indemnified Person") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and disbursements of counsel) which may be incurred by or asserted or awarded against any Indemnified Person in each case arising out of or in connection with or by reason of, or in connection with the preparation for a defense of, any investigation, litigation or proceeding arising out of, related to or in connection with this Agreement, the Pledge Agreement, the Revolving Notes, the Money Market Note and any other document or instrument delivered in connection with the transactions contemplated hereby, whether or not an Indemnified Person is a party hereto or thereto and whether or not the Effective Date shall have come into existence or any Revolving Loan or Money Market Loan or Standby Letter of Credit has been made or issued under this Agreement; provided, however, that, and except as specifically limited by the next succeeding proviso, the Borrowers shall have no obligation to indemnify or hold harmless any Indemnified Person for liability or expenses to the extent arising out of such Indemnified Person's gross negligence or willful misconduct; and provided, further, and that the Borrowers shall have no obligation to indemnify or hold harmless any Indemnified Person for liability or expenses arising out of any investigation, litigation or proceeding instituted by any Borrower against an Indemnified Person if such liability or expenses are attributable to the negligence of such Indemnified Person in the performance of such Indemnified Person's obligations under any Loan Document as finally determined by a court of competent jurisdiction or as mutually agreed upon by such Indemnified Person and the Borrowers (it being understood and agreed that nothing contained in this proviso shall have the effect of limiting or otherwise prejudicing any Indemnified Person's right to indemnification hereunder for liability or expenses arising out of any investigation, litigation or proceeding instituted by any Borrower against an Indemnified Person in connection with any action or inaction taken by such Indemnified Person under, pursuant to or in connection with Section 2.3 hereof unless such liability or expenses are attributable to such Indemnified Person's gross negligence or willful misconduct.

(c) All amounts payable by the Borrowers under this Section 9.10 shall be immediately due upon written request by a Bank or Agent, as the case may be, for the payment thereof. The obligations of the Borrowers under this Section
9.10 shall survive the payment of the Revolving Notes and the Money Market
Note.

Section 9.11 SET-OFF; SUSPENSION OF PAYMENT AND PERFORMANCE. Each Bank and the Agent is hereby authorized by the Borrowers, at any time and from time to time, without notice (a) during any Event of Default, to set off against, and to appropriate and apply to the payment of, the liabilities of the Borrowers then due under this Agreement and any other Loan Document any and all liabilities owing by any Bank or the Agent or any of their Affiliates to any Borrower (whether payable in Dollars or any other currency, whether matured or unmatured and, in the case of liabilities that are deposits (including, without limitation, any funds from time to time on deposit in the Representative Borrower Account or other account maintained with any Bank or the Agent Bank, whether general or special, time or demand and however evidenced and whether maintained at a branch or office located within or without the United States), and (b) during any Event of Default, to suspend the payment and performance of such liabilities owing by such Person or its Affiliates and, in the case of liabilities that are deposits, to return as unpaid for insufficient funds any and all checks and other items drawn against such deposits.

Section 9.12 JUDICIAL PROCEEDINGS; WAIVER OF JURY TRIAL. Any judicial proceeding brought against any Borrower with respect to any Credit Agreement Related Claim may be brought in any court of competent jurisdiction in the Commonwealth of Virginia, and, by execution and delivery of this Agreement, each Borrower (a) accepts, generally and unconditionally, the nonexclusive jurisdiction of such courts and any related appellate court and irrevocably agrees to be bound by any judgment rendered thereby in connection with any Credit Agreement Related Claim and (b) irrevocably waives any objection it may now or hereafter have as to the venue of any such proceeding brought in such a court or that such a court is an inconvenient forum. Each Borrower hereby waives personal service of process and consents that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of Section 9.6 of this Agreement, and service so made shall be deemed completed on the earlier of (x) the receipt thereof and (y) the fifth
(5th) Business Day after such service is deposited in the mail. Nothing herein shall affect the right of any Bank, the Agent or any other Indemnified Person to serve process in any other manner permitted by law or shall limit the right of any Bank, the Agent or any other Indemnified Person to bring proceedings against any Borrower in the courts of any other jurisdiction. Any judicial proceeding by any Borrower against any Bank or the Agent involving any Credit Agreement Related Claim shall be brought only in a court located in the Commonwealth of Virginia. EACH BORROWER AND THE BANK AND THE AGENT HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING TO WHICH THEY ARE PARTIES INVOLVING ANY CREDIT AGREEMENT RELATED CLAIM.

Section 9.13 LIMITATION OF LIABILITY. Notwithstanding any provision to the contrary contained herein or in any other Loan Document, to the extent the obligations or liabilities of any Borrower (other than the Representative Borrower) shall have been determined by a court of competent jurisdiction to be invalid or unenforceable for any reason (including, without limitation, on account of any applicable state or federal law relating to fraudulent conveyance or transfers), then the obligations or liabilities of such Borrower hereunder or under any other Loan Document shall be limited to the maximum amount that is permissible under any such applicable law, and such Borrower expressly consents to remain liable for such obligations and liabilities hereunder as so limited.

Section 9.14 FURTHER ACTS AND ASSURANCES. Each Borrower shall promptly and duly execute and deliver to a Bank or the Agent, as the case may be, and to such other persons as such Bank or the Agent shall designate, such further instruments and shall take such further action as may be required by law or as such Bank or the Agent may from time to time request in order more effectively to carry out and accomplish the intent and purpose of this Agreement and the other Loan Documents and to establish and protect the rights and remedies created or intended to be created in favor of the Bank hereunder or under any other Loan Document.

Section 9.15 NO FIDUCIARY RELATIONSHIP. No provision of this Agreement or in any of the other Loan Documents, and no course of dealing between the any Bank or the Agent and the Borrowers shall be deemed to create any fiduciary duty by the Agent or any Bank to the Borrowers.

Section 9.16 SEVERABILITY. The provisions of this Agreement are severable, and if any clause or provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such clause or provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of such clause or provision in any other jurisdiction or the remaining provisions hereof in any jurisdiction.

Section 9.17 COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each complete set of which, when so executed and delivered by all parties, shall be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 9.18 HEADINGS, BOLD TYPE AND TABLE OF CONTENTS. The section headings, subsection headings, and bold type used herein and the Table of Contents hereto have been inserted for convenience of reference only and do not constitute matters to be considered in interpreting this Agreement.

IN WITNESS WHEREOF, the parties hereto, by their officers thereunto duly authorized, have executed this Agreement as of the day and year first above written.

                            BORROWERS

CACI INTERNATIONAL INC

By:              /s/
   -------------------------------------
   Name:   James P. Allen
   Title:  Executive Vice President,
           Chief Financial Officer
           and Treasurer

CACI PRODUCTS COMPANY

By:              /s/
   -------------------------------------
   Name:   James P. Allen
   Title:  Executive Vice President,
           Chief Financial Officer
           and Treasurer

CACI, INC.

By:              /s/
   -------------------------------------
   Name:    James P. Allen
   Title:   Executive Vice President,
            Chief Financial Officer
            and Treasurer

CACI, INC.-FEDERAL

By:              /s/
   --------------------------------------
   Name:    James P. Allen
   Title:   Executive Vice President,
            Chief Financial Officer
            and Treasurer

CACI, INC.-COMMERCIAL

By:              /s/
   --------------------------------------
   Name:   James P. Allen
   Title:  Executive Vice President,
           Chief Financial Officer
           and Treasurer

CACI FIELD SERVICES, INC.

By:              /s/
   -------------------------------------
   Name:   James P. Allen
   Title:  Executive Vice President,
           Chief Financial Officer
           and Treasurer

AUTOMATED SCIENCES GROUP, INC.

By:              /s/
   -------------------------------------
   Name:   James P. Allen
   Title:  Executive Vice President,
           Chief Financial Officer
           and Treasurer

QUICKSOURCE, INC.

By:              /s/
   --------------------------------------
   Name:   James P. Allen
   Title:  Executive Vice President,
           Chief Financial Officer
           and Treasurer

CACI SYSTEMS INTEGRATION INC

By:              /s/
   -------------------------------------
   Name:   James P. Allen
   Title:  Executive Vice President,
           Chief Financial Officer
           and Treasurer

AMERICAN LEGAL SYSTEMS CORP.

By:              /s/
   --------------------------------------
   Name:   James P. Allen
   Title:  Executive Vice President,
           Chief Financial Officer
           and Treasurer

IMS TECHNOLOGIES, INC.

By:              /s/
   -------------------------------------
   Name:   James P. Allen
   Title:  Executive Vice President,
           Chief Financial Officer
           and Treasurer

IMS SERVICES, INC.

By:              /s/
   -------------------------------------
   Name:   James P. Allen
   Title:  Executive Vice President,
           Chief Financial Officer
           and Treasurer

INTEGRATED MICROCOMPUTER SYSTEMS, INC.

By:              /s/
   -------------------------------------
   Name:   James P. Allen
   Title:  Executive Vice President,
           Chief Financial Officer
           and Treasurer

                              AGENT

Address:      NATIONSBANK, N.A.

By:               /s/
   -------------------------------------
   Name:   James W. Gaittens
   Title:  Vice President

           8300 Greensboro Drive
           Fifth Floor
           McLean, Virginia  22102
           Attention:   Mr. James W. Gaittens
           Telephone:   (703) 761-8022
           Telecopier:  (703) 761-8059

                       BANKS

By:              /s/
   -------------------------------------
   Name:   James W. Gaittens
   Title:  Vice President

   Address:  NATIONSBANK, N.A.
             8300 Greensboro Drive
             Fifth Floor
             McLean, Virginia  22102
             Attention:   Mr. James W. Gaittens
             Telephone:   (703) 761-8022
             Telecopier:  (703) 761-8059


By:              /s/
   -------------------------------------
   Name:   R. Mark Swaak
   Title:  Assistant Vice President
   Address:   SIGNET BANK
              7799 Leesburg Pike
              Falls Church, Virginia  22043
              Attention:  Mr. R. Mark Swaak
              Telephone:  (703) 714-5044
              Telecopier:  (703) 506-9551